Filed Pursuant to Rule 424(b)(5)

Registration No. 333-209702

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 11, 2016)

2,250,000 American Depositary Shares Representing 22,500,000 Ordinary Shares

Warrants to Purchase 1,125,000 American Depositary Shares

RedHill Biopharma Ltd.

We are offering 2,250,000 American Depositary Shares (“ADSs”) representing 22,500,000 of our ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), and warrants to purchase 1,125,000 ADSs. Each ADS represents 10 Ordinary Shares. The ADSs and warrants will be issued separately, but the ADSs and warrants will be sold in a fixed combination of one ADS and a warrant to purchase 0.5 of an ADS, for the combined purchase price of $10.25. The warrants may only be exercised to purchase whole ADSs at an exercise price of $13.33 per ADS and will expire three years from the date of issuance. Echelon Wealth Partners, the Canadian Manager, will only be offering the ADSs and warrants to investors in Canada.

Our ADSs are listed on The NASDAQ Capital Market (“The NASDAQ”) under the symbol “RDHL.” On December 20, 2016, the last reported sale price of our ADSs on The NASDAQ was $10.80 per ADS. Our Ordinary Shares are also listed on the Tel Aviv Stock Exchange (the “TASE”) under the symbol “RDHL.” On December 20, 2016, the last reported sale price of our Ordinary Shares on the TASE was NIS 4.23, or $1.10 per Ordinary Share (based on the exchange rate reported by the Bank of Israel on such date). There is no established trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on The NASDAQ, the TASE or any other national securities exchange or any other recognized trading system.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-11 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

None of the United States Securities and Exchange Commission, the Israeli Securities Authority, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER ADS(3)	TOTAL
Public Offering Price	$10.250	$23,062,500
Underwriting Discounts and Commissions (1)	$0.615	$1,383,750
Proceeds to Us, before Expenses (2)	$9.635	$21,678,750

(1)	We have agreed to reimburse the underwriters for certain offering-related expenses. In addition, we may also elect to pay certain of the underwriters a discretionary fee of up to $115,313. See “Underwriting.”
(2)	Does not include proceeds from the exercise of the warrants in cash, if any.
(3)	Per ADS price represents the offering price for one ADS and a warrant to purchase 0.5 of one ADS.

An investor has agreed to purchase 1,463,415 ADSs and warrants to purchase 731,708 ADSs at the public offering price in a concurrent registered direct offering.

One of our directors has agreed to purchase 95,000 ADSs and warrants to purchase 47,500 ADSs in this offering. The underwriters will receive the same underwriting discount on any ADSs and warrants purchased by this person as they will on the other ADSs and warrants sold to the public in this offering.

Delivery of the ADSs and warrants is expected to be made on or about December 27, 2016. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 337,500 ADSs representing 3,375,000 Ordinary Shares and warrants to purchase 168,750 additional ADSs, in any combination thereof, at the public offering price if each ADS is purchased in combination with a warrant, otherwise at a price of $10.25 per ADS and $0.005 per warrant, in each case, less underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1.59 million, before reimbursement of expenses and payment of any discretionary fee, and the total proceeds to us, before expenses, will be $24.93 million, assuming that none of the warrants issued in this offering is exercised.

Sole Book-Running Manager

Roth Capital Partners

Canadian Manager

Echelon Wealth Partners

Prospectus Supplement dated December 21, 2016.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Incorporation of Information by Reference” on page S-59 of this prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus are part of a registration statement (No. 333-209702) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein, in addition to information concerning the option to purchase additional ADSs and warrants to purchase additional ADSs, or any combination thereof, granted by us to the underwriters. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. If the description of the offering varies between this prospectus supplement and the accompanying prospectus or the documents incorporated herein by reference filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Information by Reference,” on page S-59 of this prospectus supplement.

Unless the context otherwise requires, all references to “RedHill,” “we,” “us,” “our,” the “Company” and similar designations refer to RedHill Biopharma Ltd. The term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel, the terms “dollar,” “US$” or “$” refer to U.S. dollars, the lawful currency of the United States (“U.S.”). Our functional and presentation currency is the U.S. dollar. Foreign currency transactions in currencies other than the U.S. dollar are translated in this prospectus supplement into U.S. dollars using exchange rates in effect at the date of the transactions.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, ADSs representing our Ordinary Shares and warrants to purchase ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ADSs and warrants in certain jurisdictions may be restricted by law. Persons outside the U.S. who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page S-11 of this prospectus supplement, and certain other matters discussed in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;
•	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;
•	our receipt of regulatory clarity and approvals for our therapeutic candidates, and the timing of other regulatory filings and approvals;
•	the research, manufacturing, clinical development, commercialization, and market acceptance of our therapeutic candidates;
•	our ability to establish and maintain corporate collaborations;
•	our ability to acquire products approved for marketing in the U.S. that achieve commercial success and build our own marketing and commercialization capabilities;
•	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in research, preclinical studies or clinical trials;
•	the implementation of our business model, strategic plans for our business and therapeutic candidates;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;
•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
•	parties from whom we license our intellectual property defaulting in their obligations towards us;
•	the impact of competitive companies and technologies within our industry; and
•	the impact of the political and security situation in Israel and in the U.S. on our business.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have been authorized to use, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our ADSs and warrants. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on page S-11 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Business

We are a biopharmaceutical company primarily focused on the development of late clinical-stage, proprietary, orally-administered, small-molecule drugs for the treatment of gastrointestinal (“GI”) and inflammatory diseases and cancer.

Depending on the specific development program, our therapeutic candidates are designed to exhibit greater efficacy and provide improvements over existing drugs by improving their safety profile, reducing side effects, reducing the number of administrations, using a more convenient administration form and/or providing a cost advantage.

In addition to our primary focus on the development of clinical-stage GI products, we are in the process of establishing commercial presence and capabilities in the U.S. to support potential future launch of our GI-related therapeutic candidates currently under development in the U.S. We are also seeking to acquire commercial rights and promote other GI products, as part of our vertical integration strategy to become a specialty GI pharmaceutical company in the U.S.

Product Pipeline

The table below summarizes our current pipeline of products and product candidates, as well as the target indication.

S-4

Recent Developments

RHB-105

We met with the U.S. Food and Drug Administration (“FDA”) in April 2016 to discuss the successful results of the ERADICATE Hp Phase III study and the proposed design of the confirmatory Phase III study for the treatment of Helicobacter pylori (“H. pylori”) infection. In light of the feedback received from the FDA, we expect to initiate a confirmatory Phase III randomized, double-blind, active comparator, two-arm clinical study, comparing RHB-105 against a high dose amoxicillin and omeprazole regimen, in the first half of 2017.

As per a recommendation from the FDA, we intend to complete a supportive pharmacokinetic (“PK”) program prior to initiating the confirmatory Phase III study, by end of the first quarter of 2017. Subject to their successful outcome, the confirmatory Phase III study and the supportive PK program are expected to complete the clinical package required for a submission of a New Drug Application (“NDA”) for RHB-105.

RHB-104

Crohn’s Disease

We are currently conducting a randomized, double-blind, placebo-controlled first Phase III study with RHB-104 for Crohn’s disease (the “MAP US” study).The MAP US study is expected to enroll 410 patients with moderately to severely active Crohn’s disease at up to 150 clinical sites in the U.S., Canada, Europe, Israel, Australia and New Zealand. Patients are randomized 1:1 to receive either RHB-104 or a placebo for 52 weeks and are evaluated for the primary endpoint of remission (Crohn’s disease active index (“CDAI”) <150) at week 26 of treatment.

We plan to initiate, in the fourth quarter of 2016, an open-label extension study for all patients who have completed 26 weeks of treatment in the MAP US study and failed to achieve remission at week 26. Patients with a CDAI score of greater than 150 at week 26 will be offered the opportunity to receive treatment with RHB-104 for a 52-week period. This study is considered separate from the MAP US study, and the data collected from the open-label extension study will be supplemental to the MAP US study data.

Following a pre-planned review of safety data, an independent interim Data and Safety Monitoring Board (“DSMB”) unanimously recommended in December 2016 that the MAP US study continue as planned, without any modifications. Two additional DSMB meetings are expected to take place after 50% and after 75% of the 410 patients planned to be enrolled in the study complete the 26 weeks of study participation. Over half of the patients have already been enrolled in the MAP US study, with the 205th patient enrolled in August 2016. As a result, we expect the second independent DSMB meeting to be held in the second quarter of 2017, after the first 205 patients complete 26 weeks of study participation. The second DSMB meeting will include safety and interim efficacy analysis and will evaluate the option of an early stop for success, according to a pre-specified statistical significance threshold for analysis requiring overwhelming efficacy of RHB-104 versus placebo in the primary endpoint (two sided p-value <0.003). Assuming that the study is not stopped early for success or inefficacy following the second DSMB meeting, we expect to complete the recruitment of all 410 subjects planned to enroll for the study by the end of 2017. Additional studies will be required to support a U.S. NDA for RHB-104.

We also intend to initiate in the coming months two additional ex-U.S. small-scale open-label clinical studies with RHB-104, each with up to 20 Crohn’s disease patients, to provide additional supportive clinical data for potential future marketing applications, as well as to evaluate RHB-104’s efficacy in newly diagnosed and treatment-naïve Crohn’s disease patients and as an add-on therapy to current standard of care.

Multiple Sclerosis (“MS”)

We have completed a Phase IIa proof-of-concept study with RHB-104 for relapsing remitting multiple sclerosis (“RRMS”) (the “CEASE MS” study) at two clinical sites in Israel, with top-line final results (48 weeks) announced on December 12, 2016. The top-line final results (48 weeks) were consistent with the interim results (24 weeks) suggesting meaningful positive safety and clinical signals upon 24 weeks of treatment with RHB-104 as an add-on therapy, including an encouraging relapse-free rate, Expanded Disability Status Scale scores and MRI results, which support further clinical development.

BEKINDA® (RHB-102)

Acute Gastroenteritis and Gastritis

We have initiated a randomized, double-blind, placebo controlled, parallel group Phase III study (the “GUARD” study) that is being conducted at up to 30 clinical sites in the U.S. and is expected to enroll 320 adults and children over the age of 12 who suffer from acute gastroenteritis and gastritis. Patients are randomized to receive either BEKINDA® or a placebo. The primary endpoint for the study is the absence of vomiting and the need for rescue medications or intravenous hydration after 30 minutes and through 24 hours after the first dose of the study medication. Secondary endpoints include, among others, frequency of vomiting, severity and time to resolution of nausea and time to resumption of normal activities. We implemented a protocol amendment to the ongoing GUARD study to increase the safety data collected, so that the study results may support a potential NDA filing, as recommended by the FDA. The study protocol now requires patients to remain in the emergency room for a longer follow-up period and be subject to an electrocardiogram at the end of the follow-up period before the patient is discharged. In light of this amendment, we expect top-line results from the GUARD study in mid-2017.

Irritable Bowel Syndrome with Diarrhea (“IBS-D”)

We are conducting a randomized, double-blind, placebo controlled Phase II study to evaluate the safety and efficacy of BEKINDA® 12 mg with patients with IBS-D. The study is expected to enroll 120 adults over the age of 18 who suffer from IBS-D, at up to 12 clinical sites in the U.S. Patients are randomized to receive either BEKINDA® 12 mg once daily or a placebo. Top-line results are expected in mid-2017.

YELIVA® (ABC294640)

A Phase Ib/II study with YELIVA®, for the treatment of refractory or relapsed multiple myeloma was initiated earlier this year at Duke University Medical Center. The study is supported by a $2 million grant from the National Cancer Institute (“NCI”), with additional support from us.

The initiation of a Phase II study with YELIVA® for the treatment of advanced hepatocellular carcinoma (“HCC”) was announced in October 2016. The study is being conducted at the Medical University of South Carolina (“MUSC”) Hollings Cancer Center and additional clinical centers in the U.S. The study is supported by a $1.8 million grant from the NCI awarded to MUSC, which is intended to fund a broad range of studies on the feasibility of targeting sphingolipid metabolism for the treatment of a variety of solid tumor cancers, including the Phase II study with YELIVA® for the treatment of HCC. The Phase II HCC study is supported by additional funding from us.

A Phase I/II clinical study evaluating YELIVA® in patients with refractory/relapsed diffuse large B-cell lymphoma was initiated at the Louisiana State University Health Sciences Center in New Orleans in June 2015 and was put on administrative hold and recently amended to address the overall recruitment prospects. The study, which will now also include Kaposi sarcoma patients, is expected to resume in the first quarter of 2017, pending regulatory approval. The study is supported by a grant from the NCI, as well as additional support from us.

A Phase Ib clinical study to evaluate YELIVA® as a radioprotectant to prevent mucositis in head and neck cancer patients undergoing therapeutic radiotherapy is planned to be initiated in the first half of 2017.

Following the successful completion of a Phase I study with YELIVA® in cancer patients with advanced solid tumors, and in light of the drug’s mechanism of action, we are evaluating potential clinical studies for additional oncology and inflammatory indications for YELIVA®, as well as potential collaboration opportunities to evaluate YELIVA® as an add-on therapy.

RIZAPORT® (RHB-103)

In July 2016, we, together with IntelGenx Corp., entered into an exclusive license agreement with Grupo JUSTE S.A.Q.F (“Grupo JUSTE”), pursuant to which Grupo JUSTE was granted an exclusive license to commercialize RIZAPORT® in Spain and a right of first refusal for the commercialization rights in certain additional territories. Under the terms of the agreement, we granted Grupo JUSTE the exclusive rights to register and commercialize RIZAPORT® in Spain and a right of first refusal for a predetermined term for the territories of Belize, the Caribbean, Chile, Colombia, Costa Rica, Dominican Republic, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama, the Middle East and Morocco. An upfront payment has been paid by Group JUSTE, and we and IntelGenx Corp. are entitled to receive additional milestone payments upon the achievement of certain predefined regulatory and commercial targets, as well as tiered royalties. The initial term of the agreement is for ten years from the date of the first commercial sale and shall automatically renew for an additional two-year term. Commercial launch of RIZAPORT® in Spain is expected to take place in the second half of 2017.

On December 13, 2016, we, together with IntelGenx Corp., entered into an exclusive license agreement with Pharmatronic Co., pursuant to which Pharmatronic Co. was granted an exclusive license to commercialize RIZAPORT® in the Republic of Korea (South Korea). Under the terms of the agreement, we and IntelGenx Corp. are entitled to receive an upfront payment and are entitled to receive additional milestone payments upon the achievement of certain predetermined regulatory and commercial targets, as well as tiered royalties. The initial term of the agreement is for ten years from the date of the first commercial sale and shall automatically renew for an additional two-year term. Commercial launch of RIZAPORT® in South Korea is expected to take place in the first quarter of 2019.

Following the receipt of a complete response letter from the FDA as announced on February 4, 2014, we, together with IntelGenx Corp., expect to re-submit the NDA for RIZAPORT® to the FDA in the first half of 2017 and subsequently receive a new Prescription Drug User Fee Act date.

Ebola Virus Disease Therapy

We expect to initiate a nonclinical research collaboration with the U.S. National Institute of Allergy and Infectious Diseases, part of the National Institutes of Health, in the first quarter of 2017. The study is intended to evaluate our proprietary experimental therapy for the treatment of the Ebola virus disease. Top-line results from the nonclinical research are expected in 2017.

Potential Commercial Activities in the U.S.

We are in the process of establishing commercial presence and capabilities in the U.S., and we plan to leverage such presence and capabilities to support, among others, potential future commercial launch of our GI-related products under development (RHB-104, RHB-105 and BEKINDA®) in the U.S.

On October 3, 2016, we entered into a non-binding term sheet with a pharmaceutical company, as part of our strategic vertical integration plan to build a U.S. specialty pharmaceutical company by establishing a commercial presence and capabilities. Under the term sheet, we would be granted the right to exclusively promote a specialty GI product in certain territories in the U.S. The parties would share revenues generated in such territories, based on an agreeable split between the parties. We are not required to make any upfront or milestone payments under the term sheet. Although our goal is to complete the transaction pertaining to the commercial asset in the fourth quarter of 2016, the term sheet is non-binding and there is no certainty as to the execution and timing of the execution of a definitive agreement between us and our potential partner. There is no assurance that satisfactory due diligence will be completed or the parties will obtain all necessary corporate approvals.

Corporate Information

We were incorporated as a limited liability company under the laws of the State of Israel on August 3, 2009. Our principal executive offices are located at 21 Ha’arba’a Street, Tel Aviv, Israel and our telephone number is +972 (3) 541-3131. Our web site address is http://www.redhillbio.com. The information on our web site does not constitute part of this prospectus. Our registered agent in the U.S. is Puglisi & Associates. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark Delaware 19715.

THE OFFERING

ADSs offered by us in the offering Warrants offered by us

2,250,000 ADSs representing 22,500,000 Ordinary Shares (2,587,500 ADSs representing 25,875,000 Ordinary Shares if the underwriters exercise their option to purchase additional ADSs and warrants in full).

Warrants to purchase 1,125,000 ADSs. Each warrant will have a per ADS exercise price of $13.33 and will be exercisable upon issuance and will expire three years from the date of issuance.

The ADSs and warrants will be issued separately, but the ADSs and warrants will be issued and sold to purchasers in a fixed combination of one ADS and one warrant to purchase 0.5 of an ADS. The warrants may only be exercised to purchase whole ADSs.

Total Ordinary Shares outstanding immediately after this offering and the concurrent registered direct offering	164,974,234 Ordinary Shares, or 183,541,314 Ordinary Shares if the warrants offered in this offering and the concurrent registered direct offering are exercised in full. If the underwriters exercise their option in full and all warrants offered in this offering and the concurrent registered direct offering are exercised in full, the total Ordinary Shares outstanding immediately after this offering and the concurrent registered direct offering will be 188,603,814 Ordinary Shares.

The ADSs

Each ADS represents 10 Ordinary Shares. The ADSs initially will be evidenced by American Depositary Receipts (“ADRs”), executed and delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, will be the holder of the Ordinary Shares underlying your ADSs and you will have rights as provided in the Deposit Agreement dated as of December 26, 2012, among us, The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 1 to the Registration Statement on Form F-6 filed by the Depositary with the SEC on December 6, 2012.

Subject to compliance with the relevant requirements set out in the prospectus, you may turn in your ADSs to the Depositary in exchange for Ordinary Shares underlying your ADSs.

The Depositary will charge you fees for such exchanges pursuant to the Deposit Agreement.

You should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus and the Deposit Agreement to better understand the terms of the ADSs.

Offering Price	The public offering price and the price in the concurrent registered direct offering is $10.25 per a fixed combination of one ADS and one warrant to purchase 0.5 of an ADS.

Option to purchase additional ADSs	We have granted the underwriters an option to purchase up to an additional 337,500 ADSs representing 3,375,000 Ordinary Shares and warrants to purchase 168,750 ADSs, in any combination thereof.
Right to Nominate Director

We offered to any investor purchasing in the offering or the concurrent registered direct offering, together with its affiliates, as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), at least $15 million of ADSs and warrants in this offering (or the concurrent registered direct offering, excluding the proceeds, if any, from the exercise of warrants) the right to nominate one person for election to our board of directors at our next annual meeting of shareholders ("upcoming shareholder meeting"), subject to meeting applicable legal and stock exchange requirements and subject to the consent of our board of directors, which consent shall, subject to our directors’ fiduciary duties under applicable law, not be unreasonably withheld. The nomination right is also subject to shareholder approval of amendments to our articles of association, the approval of which amendments shall be recommended to our shareholders by our board of directors, (i) increasing the maximum number of directors that may serve on our board of directors and (ii) providing that the term of office of any director elected to our board of directors, and originally nominated for election by an investor by virtue of the nomination right in this prospectus, shall automatically expire at the first annual meeting of shareholders following the upcoming shareholder meeting unless such investor, at least 75 days prior to such first following annual meeting of shareholders evidences to us its beneficial ownership, together with its affiliates, of at least 4% of our outstanding shares.  If not so expired at the first annual meeting following the upcoming shareholder meeting, the term of office of such director shall automatically expire at the second annual meeting of shareholders following the upcoming shareholder meeting unless such investor, at least 75 days prior to such second annual meeting following this offering, evidences to us its beneficial ownership, together with its affiliates, of at least 4% of our outstanding shares. In any event, the term of office of such director shall automatically expire at the third annual meeting of shareholders following the upcoming shareholder meeting unless re-elected by our shareholders. There is no guarantee that our shareholders will approve such amendments. Upon the selection of this director nominee, and the approval of this director nominee by our board of directors, our board shall recommend to our shareholders the election of the director nominee to our board of directors. EMC2 FUND LTD., the purchaser in our concurrent registered direct offering, has agreed to purchase $15 million of our ADSs and warrants. Such investor will therefore have the right to nominate a director upon the closing of the registered direct offering.

Use of Proceeds

We currently intend to use the net proceeds from the sale of our ADSs and warrants in this offering and the concurrent registered direct offering and any proceeds from the exercise of the warrants to fund clinical development programs, for potential acquisitions, to support commercial operations and for general corporate purposes.

See “Use of Proceeds” for additional information.

Listing	Our ADSs are listed on The NASDAQ under the symbol “RDHL” and our Ordinary Shares currently trade on the TASE in Israel under the symbol “RDHL”. There is no established trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on The NASDAQ, the TASE or any other national securities exchange or any other recognized trading system. Warrant holders are prohibited from listing any warrants on any such exchange or trading system or on any other trading platform.

Risk factors	Before deciding to invest in our ADSs and warrants, you should carefully consider the risks related to our business, the offering and our securities, and our location in Israel. See “Risk Factors” on page S-11 of this prospectus supplement.

Concurrent registered direct offering	Concurrently with this offering, we are offering 1,463,415 ADSs and warrants to purchase 731,708 ADSs to an investor in a concurrent registered direct offering, which we refer to herein as our concurrent registered direct offering. The concurrent registered direct offering is being conducted as a separate offering by means of a separate prospectus supplement. This offering is not contingent upon the completion of the concurrent registered direct offering and the concurrent registered direct offering is not contingent upon the completion of this offering.

Dividend Policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Depositary	The Bank of New York Mellon

The number of Ordinary Shares to be outstanding immediately after the offering and the concurrent registered direct offering as shown above is based on 127,840,084 Ordinary Shares outstanding as of December 20, 2016, and excludes, as of such date (i) 22,065,548 Ordinary Shares issuable upon the exercise of outstanding options to purchase 22,065,548 Ordinary Shares at a weighted average exercise price of $0.95 per share (equivalent to 2,206,554 ADSs at a weighted average exercise price of $9.50 per ADS), (ii) 4,183,496 Ordinary Shares issuable upon the exercise of outstanding non-tradable warrants to purchase 4,183,496 Ordinary Shares at an exercise price of $1.40 per share (equivalent to 418,349 ADSs at an exercise price of $14.00 per ADS), and (iii) 3,578,960 Ordinary Shares issuable upon the exercise of outstanding non-tradable warrants to purchase 3,578,960 Ordinary Shares at an exercise price of $1.10 per share (equivalent to 357,896 ADSs at an exercise price of $11.00 per ADS).

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding securities. Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase an additional 337,500 ADSs or warrants to purchase 168,750 ADSs, or any combination thereof, and no exercise of the warrants issued in this offering or in the concurrent registered direct offering.

One of our directors has agreed to purchase 95,000 ADSs and warrants to purchase 47,500 ADSs in this offering. The underwriters will receive the same underwriting discount on any ADSs and warrants purchased by this person as they will on the other ADSs and warrants sold to the public in this offering.

SUMMARY FINANCIAL DATA

We derived the summary financial statement data for the years ended December 31, 2013, 2014 and 2015 set forth below from our audited financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. We derived the summary financial statement data as of September 30, 2016 and for the nine months ended September 30, 2015 and 2016 from our unaudited condensed interim financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. Our results for interim periods are not necessarily indicative of the results that may be expected for the entire year. You should read the information presented below together with our financial statements, the notes to those statements and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,			Nine Months ended September 30,
	2013	2014	2015	2015	2016
				(unaudited)
		(U.S. Dollars, in thousands, except per share and weighted average shares data)
Statement of Comprehensive Loss
Revenues	12	7,014	3	3	1
Cost of Revenues	-	1,050	-	-	-
Research and development expenses, net	(8,100)	(12,700)	(17,771)	(12,820)	(17,745)
General and administrative expenses	(2,684)	(4,011)	(4,134)	(2,420)	(3,807)
Other income	-	100	100	-	-
Operating loss	(10,772)	(10,647)	(22,002)	(15,237)	(21,551)
Financial income	158	319	1,124	889	548
Financial expenses	(14)	(383)	(212)	(182)	(17)
Financial expenses, net	(144)	(64)	(912)	(707)	(531)
Loss and comprehensive loss	(10,628)	(10,711)	(21,090)	(14,530)	(21,020)
Loss per ordinary share (in U.S. dollars):
Basic -	(0.17)	(0.12)	(0.19)	(0.14)	(0.17)
Diluted -	(0.17)	(0.13)	(0.19)	(0.14)	(0.17)

Number of Ordinary Shares used in computing Loss per ordinary share (in thousands):
Basic -	62,379	86,610	110,814	105,328	127,317
Diluted -	62,379	87,222	111,715	106,334	127,615

	As of September 30, 2016
	Actual	As Adjusted
	(unaudited)
	(U.S. Dollars, in thousands)
Balance Sheet Data
Cash and short term investments	40,503	75,921
Working capital	35,245	70,663
Total assets	48,880	84,298
Total liabilities	8,395	14,465
Accumulated deficit	81,646	82,067
Equity	40,485	69,833

 ______________________

(1) See Note 2(P) of the notes to the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus for an explanation of the determination of the number of shares used to compute basic and dilutive per share amounts for the years ended December 31, 2013, 2014 and 2015 and the nine months ended September 30, 2015 and 2016. Due to the anti-dilutive effect, basic loss per share was equal to diluted loss per share for the year ended December 31, 2013.

The as adjusted balance sheet data above reflects the application of the net proceeds from the sale of 3,713,415 ADSs representing 37,134,150 Ordinary Shares and the sale of warrants to purchase ADSs from this offering and the concurrent registered direct offering, assuming that none of the warrants issued in this offering and the concurrent registered direct offering is exercised, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering and placement agent fees and estimated offering expenses payable by us in connection with the concurrent registered direct offering.

RISK FACTORS

You should carefully consider the risks described below and in our annual report on Form 20-F for the year ended December 31, 2015, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below and incorporated by reference in this prospectus supplement are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below or incorporated by reference in this prospectus supplement, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Financial Condition and Capital Requirements

We are a clinical development-stage biopharmaceutical company with a history of operating losses. We expect to incur additional losses in the future and may never be profitable.

We are a clinical development-stage biopharmaceutical company. Since our incorporation in 2009, we have been focused primarily on the development and acquisition of late clinical-stage therapeutic candidates. All of our therapeutic candidates are in the clinical development stage, and, except for RIZAPORT® which has been approved for marketing in Germany but has yet to be marketed, none has been approved for marketing or is being marketed or commercialized. Most of our therapeutic candidates require additional clinical trials before we can obtain the regulatory approvals in order to initiate commercial sales. We have incurred losses since inception, principally as a result of research and development and general and administrative expenses in support of our operations. We experienced net losses of approximately $21.1 million in 2015 and $10.7 million in 2014. As of September 30, 2016, we had an accumulated deficit of approximately $81.6 million. We may incur significant additional losses as we continue to focus our resources on prioritizing, selecting and advancing our therapeutic candidates. Our ability to generate revenue and achieve profitability depends mainly upon our ability, alone or with others, to successfully develop our therapeutic candidates, obtain the required regulatory approvals in various territories and commercialize our therapeutic candidates. We may be unable to achieve any or all of these goals with regard to our therapeutic candidates. As a result, we may never be profitable or achieve significant and/or sustained revenues.

Our limited operating history makes it difficult to evaluate our business and prospects.

We have a limited operating history and our operations to date have been limited primarily to acquiring and in-licensing therapeutic candidates, research and development, raising capital and recruiting scientific and management personnel and third party partners. Except with respect to RHB-106 and related rights, which is out-licensed to Valeant Pharmaceutical International, Inc. (“Valeant”), and with respect to RIZAPORT®, for which we have received marketing approval in Germany and which was out-licensed in July 2016 to Grupo JUSTE for the commercialization in Spain, and a right of first refusal for additional territories, and which was out-licensed in December 2016 to Pharmatronic Co. for commercialization in South Korea, we have not yet demonstrated an ability to commercialize or obtain regulatory approval for any of our therapeutic candidates. Consequently, any predictions about our future performance may not be accurate, and you may not be able to fully assess our ability to complete development and/or commercialize our therapeutic candidates, obtain regulatory approvals, or achieve market acceptance or favorable pricing for our therapeutic candidates.

Our current working capital is not sufficient to complete our research and development with respect to all of our therapeutic candidates. We will need to raise additional capital to achieve our strategic objectives of acquiring, developing and commercializing therapeutic candidates, and our failure to raise sufficient capital would significantly impair our ability to fund our operations, develop our therapeutic candidates, attract development and/or commercial partners and retain key personnel.

We have funded our operations primarily through public and private offerings of our securities. We plan to fund our future operations through commercialization and out-licensing of our therapeutic candidates and raising additional capital. As of September 30, 2016, we had cash and short-term investments of approximately $40.5 million, and as of December 31, 2015, we had cash and short-term investments of approximately $58.1 million. These amounts are not sufficient to complete the research and development of all of our therapeutic candidates, and accordingly we may need to raise additional capital in the coming year.

To date, our business generated limited revenues. As we plan to continue expending substantial funds in research and development, including clinical trials, as well as to acquire additional products, we will need to raise additional capital in the future through either debt or equity financing or pursuant to development or commercialization agreements with third parties with respect to particular therapeutic candidates. However, we cannot be certain that we will be able to raise capital on commercially reasonable terms or at all, or that our actual cash requirements will not be greater than anticipated. We may have difficulty raising needed capital or securing a development or commercialization partner in the future as a result of, among other factors, our lack of revenues from commercialization of the therapeutic candidates, as well as the inherent business risks associated with our company, our therapeutic candidates and present and future market conditions. In addition, global and local economic conditions may make it more difficult for us to raise needed capital or secure a development or commercialization partner in the future and may impact our liquidity. If we are unable to obtain future financing or obtain sufficient future financing, we may be forced to delay, reduce the scope of, or eliminate one or more of our research, development or commercialization programs for our therapeutic candidates, any of which may have material adverse effect on our business, financial condition and results of operations. Moreover, to the extent we are able to raise capital through the issuance of debt or equity securities, it could result in substantial dilution to existing shareholders.

Our long term capital requirements are subject to numerous risks.

Our long term capital requirements are expected to depend on many potential factors, including:

•	the number of therapeutic candidates in development;

•	the regulatory clarity and path of each of our therapeutic candidates;

•	the progress, success and cost of our clinical trials and research and development programs including manufacturing;

•	the identification and acquisition of additional therapeutic candidates;

•	the costs, timing and outcome of regulatory review and obtaining regulatory clarity and approval of our therapeutic candidates and addressing regulatory and other issues that may arise post-approval;

•	the costs of enforcing our issued patents and defending intellectual property-related claims;

•	the costs of manufacturing, developing sales, marketing and distribution channels;

•	our ability to successfully commercialize our therapeutic candidates, including through securing commercialization agreements with third parties and favorable pricing and market share or through securing our own commercialization capabilities; and

•	our consumption of available resources more rapidly than currently anticipated, resulting in the need for additional funding sooner than anticipated.

Risks Related to Our Business and Regulatory Matters

If we and/or our commercialization partners are unable to obtain FDA and/or other foreign regulatory authority clearance and approval for our therapeutic candidates, we and/or our commercialization partners will be unable to commercialize our therapeutic candidates.

To date, we have not marketed, distributed or sold any therapeutic candidate or other product. Currently, we have eight therapeutic candidates, which include one therapeutic candidate (RP101) for which we have an option to acquire, in various programs and clinical development stages, RHB-105 for the eradication of H. pylori infection; RHB-104 for the treatment of Crohn’s disease and potentially other diseases; RHB-106 (out-licensed to Valeant) for bowel preparation; BEKINDA® (RHB-102) for acute gastroenteritis and gastritis, IBS-D and for the prevention of chemotherapy and radiotherapy induced nausea and vomiting; YELIVA® (ABC294640), a sphingosine kinase-2 selective inhibitor targeting multiple oncology, GI and inflammatory indications; MESUPRON targeting GI and other solid tumor cancers; RP101 (currently subject to an option-to-acquire by us) targeting pancreatic and other GI cancers; and RIZAPORT® (RHB-103) for the treatment of acute migraine headaches. Our therapeutic candidates are subject to extensive governmental laws, regulations and guidelines relating to development, clinical trials, manufacturing and commercialization of drugs. Other than RIZAPORT® which has received marketing approval to date only in Germany, we may not be able to obtain marketing approval for any of our therapeutic candidates in a timely manner or at all.

Any material delay in obtaining, or the failure to obtain, required regulatory clarity and approvals will increase our costs and materially and adversely affect our ability to generate future revenues. Any regulatory approval to market a therapeutic candidate may be subject to limitations on the indicated uses for marketing the therapeutic candidate or may impose restrictive conditions of use, including cautionary information, thereby limiting the size of the market for the therapeutic candidate. We also are, and will be, subject to numerous regulatory requirements from both the FDA and foreign state agencies that govern the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. Moreover, approval by one regulatory authority does not ensure approval by other regulatory authorities in separate jurisdictions. Each jurisdiction may have different approval processes and may impose additional testing, development and manufacturing requirements for our therapeutic candidates than other jurisdictions. Additionally, the FDA or other foreign regulatory bodies may change their approval policies or adopt new laws, regulations or guidelines in a manner that materially delays or impairs our ability to obtain the necessary regulatory approvals or our ability to commercialize our therapeutic candidates.

Clinical trials and related non-clinical studies may involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results. We and/or commercialization partners will not be able to commercialize our therapeutic candidates without completing such trials.

We have limited experience in conducting and managing the clinical trials that are required to commence commercial sales of our therapeutic candidates. Clinical trials and related non-clinical studies are expensive, complex, can take many years and have uncertain outcomes. We cannot predict whether we, independently or through third parties, will encounter problems with any of the completed, ongoing or planned clinical trials that will cause delays, including suspension of a clinical trial, delay of data analysis or release of the final report. The clinical trials of our therapeutic candidates may take significantly longer to complete than is estimated. Failure can occur at any stage of the testing and we may experience numerous unforeseen events during, or as a result of, the clinical trial process that could materially delay or prevent commercialization of our current or future therapeutic candidates.

In connection with the clinical trials for our therapeutic candidates and other therapeutic candidates that we may seek to develop in the future, either on our own or through licensing or partnering agreements, we face various risks and uncertainties, including but not limited to:

•	delays in securing clinical investigators or trial sites for the clinical trials;

•	delays in receiving import or other government approvals to ensure appropriate drug supply;

•	delays in obtaining institutional review board and other regulatory approvals to commence a clinical trial;

•	expiration of clinical trial material before or during our trials as a result of degradation of, or other damage to, the clinical trial material;

•	negative or inconclusive results from clinical trials;

•	the FDA or other foreign regulatory authorities may disagree with the number, design, size, conduct or implementation of our clinical studies;

•	the FDA or other foreign regulatory authorities may require us to conduct additional clinical trials and/or studies;

•	inability to monitor patients adequately during or after treatment;

•	problems with investigator or patient compliance with the trial protocols;

•	a therapeutic candidate may not prove safe or efficacious; there may be unexpected or even serious adverse events and side effects from the use of a therapeutic candidate;

•	the results with respect to any therapeutic candidate may not confirm the positive results from earlier preclinical studies or clinical trials;

•	the results may not meet the level of statistical significance required by the FDA or other foreign regulatory authorities;

•	the results may justify only limited and/or restrictive uses, including the inclusion of warnings and contraindications, which could significantly limit the marketability and profitability of a therapeutic candidate;

•	the clinical trials may be delayed or not completed due to the failure to recruit suitable candidates or if there is a lower rate of suitable candidates than anticipated or if there is a delay in recruiting suitable candidates; and

•	changes to the current regulatory requirements related to clinical trials which can delay, hinder or lead to unexpected costs in connection with our receiving the applicable regulatory approvals.

A number of companies in the pharmaceutical and biotechnology industries, including those with greater resources and experience than us, have suffered significant setbacks in advanced clinical trials, even after seeing promising results in earlier clinical trials. As such, despite the results reported in earlier clinical trials of our therapeutic candidates, we do not know if the clinical trials we conduct will demonstrate adequate efficacy and safety sufficient to obtain regulatory approval to market our therapeutic candidates. If any of the clinical trials of any therapeutic candidate do not produce favorable results, our ability to obtain regulatory approval for the therapeutic candidate may be adversely impacted, which will have a material adverse effect on our business, financial condition and results of operations.

If we do not establish collaborations for our therapeutic candidates or otherwise raise substantial additional capital, we will likely need to alter our development and any commercialization plans.

Our drug development programs and the potential commercialization of our therapeutic candidates will require additional cash to fund expenses. As such, our strategy includes either selectively partnering or collaborating with multiple pharmaceutical and biotechnology companies to assist us in furthering development and/or potential commercialization of our therapeutic candidates, in whole or in part, in some or all jurisdictions or through securing our own commercialization capabilities. Although we are currently aware of numerous potential new third party partners for the development or commercialization of our therapeutic candidates, we may not be successful in entering into new collaborations with third parties on acceptable terms, or at all. In addition, if we fail to negotiate and maintain suitable development and/or commercialization agreements or otherwise raise substantial additional capital to secure our own commercialization capabilities, we may have to limit the size or scope of our activities or we may have to delay one or more of our development or commercialization programs. Any failure to enter into development or commercialization agreements with respect to the development, marketing and commercialization of any therapeutic candidate or failure to develop, market and commercialize such therapeutic candidate independently will have an adverse effect on our business, financial condition and results of operations.

Any collaborative arrangements that we have established or may establish may not be successful or we may otherwise not realize the anticipated benefits from these collaborations, including our out-license of RHB-106. We do not control third parties with whom we have or may have collaborative arrangements, and we rely on them to achieve results which may be significant to us. In addition, any future collaborative arrangements may place the development and commercialization of our therapeutic candidates outside our control, may require us to relinquish important rights or may otherwise be on terms unfavorable to us.

Each of our collaborative arrangements requires us to rely on external consultants, advisors, and experts for assistance in several key functions, including clinical development, manufacturing, regulatory, market research, intellectual property and commercialization. We do not control these third parties, but we rely on them to achieve results which may be significant to us. To date, we have out-licensed one of our therapeutic candidates, RHB-106 and related rights to Valeant. We do not control Valeant, but we rely on Valeant to clinically develop and commercialize the product based on the license agreement.

Relying upon collaborative arrangements to develop and commercialize our therapeutic candidates, such as our out-license of RHB-106 and related rights, subjects us to a number of risks, including but not limited to:

•	we may not be able to control the amount and timing of resources that our collaborators may devote to our therapeutic candidates;

•	should a collaborator fail to comply with applicable laws, rules, or regulations when performing services for us, we could be held liable for such violations;

•	our collaborators may experience financial difficulties or changes in business focus;

•	our collaborators’ partners may fail to secure adequate commercial supplies of our therapeutic candidates upon marketing approval, if at all;

•	our collaborators’ partners may have a shortage of qualified personnel;

•	we may be required to relinquish important rights, such as marketing and distribution rights;

•	business combinations or significant changes in a collaborator’s business or business strategy may adversely affect a collaborator’s willingness or ability to complete its obligations under any arrangement;

•	under certain circumstances, a collaborator could move forward with a competing therapeutic candidate developed either independently or in collaboration with others, including our competitors; and

•	collaborative arrangements are often terminated or allowed to expire, which could delay the development and may increase the cost of developing our therapeutic candidates.

If any of these scenarios materialize, they could have an adverse effect on our business, financial condition or results of operations.

We may not be successful in acquiring products and/or companies that own the rights to FDA-approved products (approved for marketing in the U.S.) that achieve commercial success or building our own marketing and commercialization capabilities.

Part of our strategy is to identify and acquire rights to products that have been approved for marketing in the U.S. Specifically, we seek to acquire rights to products that are already commercialized in the U.S., which would enable us to commercialize such products independently and build our own marketing and commercialization capabilities. However, there can be no assurance as to our ability to identify and acquire rights to such products, in particular those with a therapeutic focus on GI, inflammation and/or cancer. If we are not successful in acquiring any such products, we may not be able to build our own marketing and commercialization capabilities. This may limit our ability to commercialize our products on our own or require us to contract with third party commercialization partners which may not be on commercially favorable terms and which may result in additional commercialization and marketing expenses.

In addition, there can be no assurance as to our ability to accurately or consistently identify products approved for marketing in the U.S. that will achieve commercial success or that we will successfully commercialize these products in the U.S.

We may encounter difficulties successfully expanding our operations to build our own marketing and commercialization capabilities.

To build our own marketing and commercialization capabilities, we would need to expand our development, regulatory, manufacturing, marketing and sales capabilities and to increase our personnel to accommodate sales, including establishing a direct sales force and a complete commercial team. Expanding our operations would also impose significant added responsibilities on our management. We must be able to manage our independent commercialization efforts effectively; hire, train and integrate additional management, development, administrative and sales and marketing personnel; improve our managerial, development, operational and finance systems, all of which may impose a strain on our administrative and operational infrastructure and adversely affect our research and development activities. We may also not have sufficient funds to finance the hiring of the additional personnel and the expansion of our marketing and commercialization activities. If we are not able to effectively expand our operations to build our own marketing and commercialization capabilities, our revenues and growth may be adversely affected, which will have a material adverse effect on our business, financial condition and results of operations.

We have no history of independently commercializing therapeutic candidates and may have difficulty commercializing products on our own.

We have no prior experience in commercializing therapeutic candidates on our own, which may materially increase marketing and sales expenses. There can be no assurance we will successfully commercialize our products or the products we acquire.

In addition, many companies, both public and private, including well-known pharmaceutical companies and smaller niche-focused companies, are currently distributing drug products that directly compete with the therapeutic candidates that we may seek to commercialize. Many of these companies have significantly greater financial, marketing and sales experience and resources than us. As a result, our competitors may be more successful than we are in commercializing their products to consumers.

We rely on third parties to conduct our clinical trials and related non-clinical studies and those third parties may not perform satisfactorily, including but not limited to failing to meet established deadlines for the completion of such clinical trials.

We currently do not have the ability to independently conduct clinical trials and related non-clinical studies for our therapeutic candidates, and we rely on third parties, such as contract research organizations, medical institutions, contract laboratories, development and commercialization partners, clinical investigators and independent study monitors to perform these functions. Our reliance on these third parties for clinical development activities reduces our control over these activities. Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. Although we have, in the ordinary course of business, entered into agreements with such third parties, other than with respect to RHB-106 and related rights, which we have out-licensed to Valeant, we continue to be responsible for confirming that each of our clinical trials is conducted in accordance with its general investigational plan and protocol. Moreover, the FDA requires us to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. Our reliance on third parties does not relieve us of these responsibilities and requirements. To date, we believe our contract research organizations and other similar entities with which we are working have performed well. However, if these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be required to replace them or perform such functions independently. Although we believe that there are a number of other third-party contractors we could engage to continue these activities, it may result in a delay of the affected trial and additional costs. Accordingly, we may be materially delayed in obtaining regulatory approvals for our therapeutic candidates and may be materially delayed in our efforts to successfully commercialize our therapeutic candidates for targeted diseases.

In addition, our ability to bring our therapeutic candidates to market depends on the quality and integrity of data that we present to regulatory authorities in order to obtain marketing authorizations. Although we attempt to audit and control the quality of third party data, we cannot guarantee the authenticity or accuracy of such data, nor can we be certain that such data has not been fraudulently generated.

If third parties do not manufacture our therapeutic candidates with sufficient quality, in sufficient quantities, in the required timeframe, and at an acceptable cost, clinical development and commercialization of our therapeutic candidates would be delayed.

We do not currently own or operate manufacturing facilities, and we rely, and expect to continue to rely, on third parties to manufacture clinical and commercial quantities of our therapeutic candidates. Our reliance on third parties includes our reliance on them for quality assurance related to regulatory compliance. Our current and anticipated future reliance upon others for the manufacture of our therapeutic candidates may adversely affect our future profit margins, if any, and our ability to develop therapeutic candidates and commercialize any therapeutic candidates on a timely and competitive basis.

We may not be able to maintain our existing or future third-party manufacturing arrangements on acceptable terms, if at all. If for some reason our manufacturers do not perform as agreed or expected, we may be required to replace them. Although we are not substantially dependent upon our existing manufacturing agreements since we could replace them with other third party manufacturers, we may incur added costs and delays in identifying, engaging, qualifying and training any such replacements.

We rely on third-party-contract vendors to manufacture and supply us with high quality active pharmaceutical ingredients in the quantities we require on a timely basis.

We currently do not manufacture any active pharmaceutical ingredients ourselves. Instead, we rely on third-party vendors for the manufacture and supply of our active pharmaceutical ingredients that are used to formulate our therapeutic candidates. While there are many potential active pharmaceutical ingredient suppliers in the market, if these suppliers are incapable or unwilling to meet our current or future needs on acceptable terms or at all, we could experience a delay in obtaining regulatory approval for our therapeutic candidates or conducting additional clinical trials of our therapeutic candidates and incur additional costs.

For example, our supplier of raw materials for RIZAPORT® has been sending updates to the FDA regarding progress of corrective actions in regard to compliance issues at its manufacturing facility and subsequently invited the FDA for re-inspection, which are independent of us and not specific to RIZAPORT®. Although we were informed that the supplier recently resolved these compliance issues and although we have been working to ensure continued supply of the necessary raw materials for RIZAPORT® from an alternative supplier, our ability to obtain FDA approval for RIZAPORT® may be delayed until we are able to successfully manufacture new batches with the new active pharmaceutical ingredient secured from a compliant source of active pharmaceutical ingredient.

While there may be several alternative suppliers of active pharmaceutical ingredient on the market, we have yet to conclude extensive investigations into the quality or availability of their active pharmaceutical ingredients. As a result, we can provide no assurances that supply sources will not be interrupted from time to time. Changing active pharmaceutical ingredient suppliers or finding and qualifying new active pharmaceutical ingredient suppliers can be costly and take a significant amount of time. Many active pharmaceutical ingredients require significant lead time to manufacture. There can also be challenges in maintaining similar quality or technical standards from one manufacturing batch to the next.

If we are not able to find stable, affordable, high quality, or reliable supplies of our active pharmaceutical ingredients, we may not be able to produce enough supplies of our therapeutic candidates, which could materially adversely affect our business, financial condition or results of operations.

We anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FDA and other regulatory agencies for any of our therapeutic candidates.

To date, our therapeutic candidates have been manufactured in relatively small quantities for preclinical testing and clinical trials as well as for other regulatory purposes by third-party manufacturers. If the FDA or other regulatory agencies approve any of our therapeutic candidates for commercial sale, we expect that we would continue to rely, at least initially, on third-party manufacturers to produce commercial quantities of our approved therapeutic candidates. These manufacturers may not be able to successfully increase the manufacturing capacity for any of our approved therapeutic candidates in a timely or economic manner, or at all. Significant scale-up of manufacturing may require additional validation studies, which the FDA or other foreign regulatory agencies must review and approve. If they are unable to successfully increase the manufacturing capacity for a therapeutic candidate, or we are unable to establish our own manufacturing capabilities or secure replacement manufacturers, the commercial launch of any approved products may be delayed or there may be a shortage in supply.

We and our third-party manufacturers are, and will be, subject to regulations of the FDA and other foreign regulatory authorities.

We and our contract manufacturers are, and will be, required to adhere to laws, regulations and guidelines of the FDA or other foreign regulatory authorities setting forth current good manufacturing practices. These laws, regulations and guidelines cover all aspects of the manufacturing, testing, quality control and recordkeeping relating to our therapeutic candidates. We and our manufacturers may not be able to comply with applicable laws, regulations and guidelines. We and our manufacturers are and will be subject to unannounced inspections by the FDA, state regulators and similar foreign regulatory authorities outside the U.S. Our failure, or the failure of our third-party manufacturers, to comply with applicable laws, regulations and guidelines could result in the imposition of sanctions on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our therapeutic candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of our therapeutic candidates, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect regulatory approval and supplies of our therapeutic candidates, and materially and adversely affect our business, financial condition and results of operations.

Even if we obtain regulatory approvals, our therapeutic candidates will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and applicable foreign laws, regulations and guidelines, we could lose those approvals, and our business may be seriously harmed.

Even if our therapeutic candidates receive regulatory approval, we or our commercialization partners, as applicable, will be subject to ongoing reporting obligations, including pharmacovigilance, and the therapeutic candidates and the manufacturing operations will be subject to continuing regulatory review, including inspections by the FDA or other foreign regulatory authorities. The results of this ongoing review may result in the withdrawal of a therapeutic candidate from the market, the interruption of the manufacturing operations and/or the imposition of labeling and/or marketing limitations. Since many more patients are exposed to drugs following their marketing approval, serious but infrequent adverse reactions that were not observed in clinical trials may be observed during the commercial marketing of the therapeutic candidate. As we develop our product candidates, we may also periodically discuss with the FDA certain clinical, regulatory and manufacturing matters and our views may, at times, differ from those of the FDA. For example, the FDA may seek to regulate our therapeutic candidates that consist of two or more active ingredients as combination drugs under its Combination Drug Policy. The Combination Drug Policy requires that we demonstrate that each active ingredient in a drug product contributes to the product’s claimed effect. If the FDA raises questions regarding whether available data and information provided to the FDA demonstrate the contribution of each active ingredient in such combination drug products, we may be required to provide additional information, which may include the results of additional preclinical studies or clinical trials. If we are required to conduct additional clinical trials or other testing of our product candidates, we may face substantial additional expenses, be delayed in obtaining marketing approval for our product candidates or may never obtain marketing approval.

In addition, the manufacturer and the manufacturing facilities that we or our commercialization partners use to produce any therapeutic candidate will be subject to periodic review and inspection by the FDA and other foreign regulatory authorities. Later discovery of previously unknown problems with any therapeutic candidate, manufacturer or manufacturing process, or failure to comply with rules and regulatory requirements, may result in actions, including but not limited to the following:

•	restrictions on such therapeutic candidate, manufacturer or manufacturing process;

•	warning letters from the FDA or other foreign regulatory authorities;

•	withdrawal of the therapeutic candidate from the market;

•	suspension or withdrawal of regulatory approvals;

•	refusal to approve pending applications or supplements to approved applications that we or our commercialization partners submit;

•	voluntary or mandatory recall;

•	fines;

•	refusal to permit the import or export of our therapeutic candidates;

•	product seizure or detentions;

•	injunctions or the imposition of civil or criminal penalties; or

•	adverse publicity.

If we, or our commercialization partners, suppliers, third party contractors or clinical investigators are slow to adapt, or are unable to adapt, to changes in existing regulatory requirements or the adoption of new regulatory requirements or policies, we or our commercialization partners may lose marketing approval for any of our therapeutic candidates if any of our therapeutic candidates are approved, resulting in decreased or lost revenue from milestones, product sales or royalties.

Modifications to our therapeutic candidates, or to any other therapeutic candidates that we may acquire or develop in the future, may require new regulatory clearances or approvals or may require us or our development and/or commercialization partners, as applicable, to recall or cease marketing of these therapeutic candidates until clearances are obtained.

Modifications to our therapeutic candidates, after they have been approved for marketing, if at all, or to any other pharmaceutical product or medical device that we may acquire or develop in the future, may require new regulatory clearance or approvals, and, if necessitated by a problem with a marketed product, may result in the recall or suspension of marketing of the previously approved and marketed product until clearances or approvals of the modified product are obtained. The FDA and other foreign regulatory authorities require pharmaceutical products and device manufacturers to initially make and document a determination of whether or not a modification requires a new approval, supplement or clearance. A manufacturer may determine in conformity with applicable laws, regulations and guidelines that a modification may be implemented without pre-clearance by the FDA or other foreign regulatory authorities. However, the FDA or other foreign regulatory authorities can review a manufacturer’s decision and may disagree. The FDA or other foreign regulatory authorities may also on their own initiative determine that a new clearance or approval is required. If the FDA or other foreign regulatory authorities require new clearances or approvals of any pharmaceutical product for which we or our partners, including development and/or commercialization partners previously received marketing approval, we or our partners, including development and/or commercialization partners may be required to recall such therapeutic candidate and to stop marketing the therapeutic candidate as modified, which could require us or our partners, including development and/or commercialization partners to redesign the therapeutic candidate and may cause a material adverse effect on our business, financial condition and results of operations.

We depend on our ability to identify and in-license or acquire therapeutic candidates to achieve commercial success, including products approved for marketing in the U.S.

Our eight therapeutic candidates were all acquired by us from or licensed to us by third parties, other than RP101 for which we have an option to acquire. We evaluate internally and with external consultants each therapeutic candidate. However, there can be no assurance as to our ability to accurately or consistently identify therapeutic candidates that are likely to achieve commercial success, specifically therapeutic candidates that have been approved for marketing in the U.S. In addition, even if we identify additional therapeutic candidates that are likely to achieve commercial success, there can be no assurance as to our ability to in-license or acquire such therapeutic candidates under favorable terms or at all.

We compete with other entities for some of our in-license or acquisition opportunities.

As part of our overall strategy, we pursue opportunities to in-license or acquire therapeutic candidates. We may compete for in-license and acquisition opportunities with other, established and well-capitalized companies. As a result, we may be unable to in-license or acquire additional therapeutic candidates at all or on favorable terms. Our failure to further in-license or acquire therapeutic candidates in the future may materially hinder our ability to grow and could materially harm our business, financial condition and results of operations.

If we cannot meet our obligations under our acquisition or in-license agreements or we cannot renegotiate our obligations, or if other events occur that are not within our control such as bankruptcy of a licensor, we could lose the rights to our therapeutic candidates and/or experience delays in developing and/or commercializing our therapeutic candidates, or incur additional costs, which could have a material adverse effect on our business.

We acquired our rights to three of our therapeutic candidates, RHB-105, RHB-104 and RHB-106, from a third party pursuant to an asset and purchase agreement. In addition, we in-licensed our rights to four other therapeutic candidates, BEKINDA®, YELIVA®, MESUPRON and RIZAPORT® pursuant to license agreements under which we received exclusive perpetual licenses to certain patent rights and know-how related to these therapeutic candidates. We have also obtained an option-to-acquire for RP101. These agreements require us to make payments and satisfy various performance obligations in order to maintain our rights and licenses with respect to these therapeutic candidates. If we do not meet our obligations under these agreements, or if other events occur that are not within our control such as the bankruptcy of a licensor, we could lose the rights to our therapeutic candidates, experience delays in developing and/or commercializing our therapeutic candidates and/or incur additional costs, any of which could have a material adverse effect on our business, financial condition and results of operations. In addition, our agreement with IntelGenx Corp. requires us to renegotiate certain provisions of the agreement in the event the agreed-to budget is exceeded by a certain amount. In the event we are required to renegotiate this agreement, there is no guarantee that we will agree upon new terms promptly, or at all, which could delay the development and/or commercialization of RIZAPORT®. Moreover, if we elect not to exercise the option-to-acquire RP101, the term of which was extended in August 2016 for an additional nine months period, we may lose all of our rights in relation to RP101.

In addition, we are responsible for the cost of filing and prosecuting certain patent applications and maintaining certain issued patents licensed to us. If we do not meet our obligations under these agreements in a timely manner and/or if other events occur that are not within our control, such as the bankruptcy of a licensor, which impacts our ability to prosecute certain patent applications and maintain certain issued patents licensed to us, we could lose the rights to our therapeutic candidates which could have a material adverse effect on our business, financial condition and results of operations. We manage a large portfolio of patents and may decide to discontinue maintaining certain patents in certain territories for various reasons, such as a current belief that the commercial market for the therapeutic candidate will not be large or that there is a near-term patent expiration that may reduce the value of the therapeutic candidate. In the event we discontinue maintaining such patents, we may not be able to enforce rights for our therapeutic candidates or protect our therapeutic candidates from competition in those territories.

Our business could suffer if we are unable to attract and retain key employees.

The loss of the services of members of senior management or other key personnel could delay or otherwise adversely impact the successful completion of our planned clinical trials or the commercialization of our therapeutic candidates or otherwise affect our ability to manage our company effectively and to carry out our business plan. These key personnel are Dror Ben-Asher, our chief executive officer, and Reza Fathi PhD, our senior vice president for research and development. We do not maintain key-man life insurance. Although we have entered into employment or consultancy agreements with all of the members of our senior management team, members of our senior management team may resign at any time. High demand exists for senior management and other key personnel in the pharmaceutical industry. There can be no assurance that we will be able to continue to retain and attract such personnel.

Our growth and success also depend on our ability to attract and retain additional highly qualified scientific, technical, business development, marketing, managerial and finance personnel. We experience intense competition for qualified personnel, and the existence of non-competition agreements between prospective employees and their former employers may prevent us from hiring those individuals or subject us to liability from their former employers. In addition, if we elect to independently commercialize any therapeutic candidate or if we acquire rights to therapeutic candidates which are already approved for marketing and/or are already commercialized, we will need to build and expand our marketing and sales capabilities. While we attempt to provide competitive compensation packages to attract and retain key personnel, many of our competitors are likely to have greater resources and more experience than we have, making it difficult for us to compete successfully for key personnel. If we cannot attract and retain sufficiently qualified suitable employees on acceptable terms, we may not be able to develop and commercialize competitive therapeutic candidates. Further, any failure to effectively integrate new personnel could materially prevent us from successfully growing our company.

We face several risks associated with international business.

We operate our business in multiple international jurisdictions. Such operations could be materially affected by changes in foreign exchange rates, capital and exchange controls, expropriation and other restrictive government actions, changes in intellectual property legal protections and remedies, trade regulations and procedures and actions affecting approval, production, pricing, and marketing of, reimbursement for and access to, our therapeutic candidates, as well as by political unrest, unstable governments and legal systems and inter-governmental disputes. Any of these changes could materially adversely affect our business.

Risks Related to Our Industry

Even if our therapeutic candidates receive regulatory approval or do not require regulatory approval, they may not become commercially viable products.

Except for RIZAPORT®, which has been approved for marketing in Germany and which was out-licensed in July 2016 to Grupo JUSTE for the commercialization in Spain, and a right of first refusal for additional territories, and which was out-licensed in December 2016 to Pharmatronic Co. for commercialization in South Korea, none of our therapeutic candidates has been approved for marketing or is being marketed or commercialized. Even if our therapeutic candidates are approved for commercialization, they may not become commercially viable products. For example, if we or our commercialization partners receive regulatory approval to market a therapeutic candidate, approval may be subject to limitations on the indicated uses or subject to labeling or marketing restrictions which could materially and adversely affect the marketability and profitability of the therapeutic candidate. In addition, a new therapeutic candidate may appear promising at an early stage of development or after clinical trials but never reach the market, or it may reach the market but not result in sufficient product sales, if any. A therapeutic candidate may not result in commercial success for various reasons, including but not limited to:

•	difficulty in large-scale manufacturing, including yield and quality;

•	low market acceptance by physicians, healthcare payors, patients and the medical community as a result of lower demonstrated clinical safety or efficacy compared to other products, prevalence and severity of adverse side effects, or other potential disadvantages relative to alternative treatment methods;

•	insufficient or unfavorable levels of reimbursement from government or third-party payors, such as insurance companies, health maintenance organizations and other health plan administrators;

•	infringement on proprietary rights of others for which we or our commercialization partners have not received licenses;

•	incompatibility with other therapeutic products;

•	other potential advantages of alternative treatment methods and competitive forces that may make it more difficult for us to penetrate a particular market segment, if at all;

•	ineffective marketing and distribution support;

•	lack of significant competitive advantages over existing products on the market;

•	lack of cost-effectiveness or unfavorable pricing compared to other alternatives available on the market;

•	inability to establish collaborations with third party commercialization partners on acceptable terms, or at all, and our inability or unwillingness for cost or other reasons to commercialize the therapeutic candidates on our own; or

•	timing of market introduction of competitive products.

Physicians, various other health care providers, patients, payors or the medical community in general may be unwilling to accept, utilize or recommend any of our approved therapeutic candidates. If we are unable, either on our own or through third parties, to manufacture, commercialize and market our proposed formulations or therapeutic candidates when planned, or to develop commercially viable therapeutic candidates, we may not achieve any market acceptance or generate revenue.

The market for our therapeutic candidates is rapidly changing and competitive, and new drug delivery mechanisms, drug delivery technologies, new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

The pharmaceutical and biotechnology industry is highly competitive, and we face significant competition from many pharmaceutical, biopharmaceutical and biotechnology companies that are researching and marketing products designed to address the indications for which we are currently developing therapeutic candidates or for which we may develop therapeutic candidates in the future. There are various other companies that currently market, are in the process of developing or may develop in the future products that address all of the indications or diseases treated by our therapeutic candidates.

New drug delivery mechanisms, drug delivery technologies, new drugs and new treatments that have been developed or that are in the process of being developed or will be developed by others may render our therapeutic candidates noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Some of these technologies may have an entirely different approach or means of accomplishing similar therapeutic effects compared to our therapeutic candidates. Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities, human resources and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for us. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources.

The potential widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our formulations or therapeutic candidates, even if commercialized. Many of our targeted diseases and conditions can also be treated by other medications or drug delivery technologies. These treatments may be widely accepted in medical communities and have a longer history of use. The established use of these competitive drugs may limit the potential for our therapeutic candidates to receive widespread acceptance if commercialized.

We could be adversely affected if healthcare reform measures substantially change the market for medical care or healthcare coverage in the U.S.

On March 23, 2010, President Obama signed the “Patient Protection and Affordable Care Act” (P.L. 111-148) and on March 30, 2010, the President signed the “Health Care and Education Reconciliation Act” (P.L. 111-152), collectively commonly referred to as the “Healthcare Reform Law.” The Healthcare Reform Law included a number of new rules regarding health insurance, the provision of health care, and conditions to reimbursement for healthcare services provided to Medicare and Medicaid patients. Through the law making process, substantial changes have been and continue to be made to the current system for paying for healthcare in the U.S., including changes made in order to extend medical benefits to tens of millions of Americans who lacked insurance coverage and to contain healthcare costs. Extending coverage to a large population could substantially change the structure of the health insurance system and the methodology for reimbursing medical services and drugs. This legislation is one of the most comprehensive and significant reforms ever experienced by the U.S. in the healthcare industry and has significantly changed the way healthcare is financed by both governmental and private insurers. This legislation has impacted the scope of healthcare insurance and the insurance refunds from the insurance companies, among others. Additionally, the Healthcare Reform Law’s provisions are designed to encourage providers to find cost savings in their clinical operations. Pharmaceuticals represent a significant portion of the cost of providing care. Through modified reimbursement rates and other incentives, the U.S. government is requiring that providers identify the most cost-effective services, supplies and pharmaceuticals. This environment has caused changes in the purchasing habits of providers and resulted in specific attention to the pricing negotiation, product selection and utilization review surrounding pharmaceuticals. To the extent that our therapeutic candidates may at some point be reimbursable by U.S. federal government programs, this attention may result in our therapeutic candidates being chosen less frequently or the pricing being substantially lowered. Some of the provisions of the Healthcare Reform Law have not yet been fully implemented, and the effect of the legislation is difficult to predict. At this stage, we are unable to estimate the full extent of the direct and/or indirect impact of the legislation on us.

These structural changes could entail further modifications to the existing system of private payors and government programs (such as Medicare, Medicaid and state Children’s Health Insurance Program), creation of a government-sponsored healthcare insurance source, or some combination of both, as well as other changes. Restructuring the coverage of medical care in the U.S. could impact the reimbursement for prescribed drugs and pharmaceuticals, such as those we and our development and/or commercialization partners are currently developing. If reimbursement for our approved therapeutic candidates, if any, is substantially reduced in the future, or rebate obligations associated with them are substantially increased, our business could be materially and adversely impacted.

Extending medical benefits to those who currently lack coverage will likely result in substantial cost to the U.S. federal government, which may force significant additional changes to the healthcare system in the U.S. Much of the funding for expanded healthcare coverage may be sought through cost savings. While some of these savings may come from realizing greater efficiencies in delivering care, improving the effectiveness of preventive care and enhancing the overall quality of care, much of the cost savings may come from reducing the cost of care and increased enforcement activities. Cost of care could be reduced by decreasing the level of reimbursement for medical services or products (including those therapeutic candidates currently being developed by us or our development and/or commercialization partners), or by restricting coverage (and, thereby, utilization) of medical services or products. In either case, a reduction in the utilization of, or reimbursement for, any therapeutic candidate for which we receive marketing approval in the future could have a materially adverse effect on our financial performance.

Several states and private entities initially mounted legal challenges to the Healthcare Reform Law, and they continue to litigate various aspects of the legislation. On July 26, 2012, the U.S. Supreme Court generally upheld the healthcare reform legislation as constitutional. However, the Supreme Court held that the legislation improperly required the states to expand their Medicaid programs to cover more individuals. As a result, the states have a choice as to whether they will expand the numbers of individuals covered by their respective state Medicaid programs. Some states have determined that they will not expand their Medicaid programs and will develop other cost saving and coverage measures to provide care to currently uninsured residents. Many of these efforts to date have included the institution of Medicaid managed care programs. The manner in which these cost saving measures are implemented could have a materially adverse effect on our financial performance. Further, the healthcare regulatory environment has seen significant changes in recent years and is still in flux. Legislative initiatives to modify or repeal the Healthcare Reform Law and judicial challenges continue, and may increase in light of the change in administrations following the presidential election. We cannot predict the impact on our business of future legal challenges to the Healthcare Reform Legislation or other changes to the current laws and regulations.

If third-party payors do not adequately reimburse customers for any of our therapeutic candidates that are approved for marketing, they might not be purchased or used, and our revenues and profits will not develop or increase.

Our revenues and profits will depend heavily upon the availability of adequate reimbursement for the use of our approved therapeutic candidates, if any, from governmental or other third-party payors, both in the U.S. and in foreign markets. Reimbursement by a third-party payor may depend upon a number of factors, including but not limited to the third-party payor’s determination that the use of an approved therapeutic candidate is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

Obtaining reimbursement approval for a therapeutic candidate from each government or other third-party payor is a time-consuming and costly process that could require us or our development and/or commercialization partners to provide supporting scientific, clinical and cost-effectiveness data for the use of our therapeutic candidates to each payor. Even when a payor determines that a therapeutic candidate is eligible for reimbursement, the payor may impose coverage limitations that preclude payment for some uses that are approved by the FDA or other foreign regulatory authorities. Reimbursement rates may vary according to the use of the therapeutic candidate and the clinical setting in which it used, may be based on payments allowed for lower-cost products that are already reimbursed, may be incorporated into existing payments for other products or services, and may reflect budgetary constraints and/or imperfections in Medicare, Medicaid or other data used to calculate these rates.

In the U.S., there have been, and we expect that there will continue to be, federal and state proposals to constrain expenditures for medical products and services, which may affect payments for our therapeutic candidates in the U.S. In addition, there is a growing emphasis on comparative effectiveness research, both by private payors and by government agencies. To the extent other drugs or therapies are found to be more effective than our products, payors may elect to cover such therapies in lieu of our products and/or reimburse our products at a lower rate.  We believe that legislation that reduces reimbursement for our therapeutic candidates could adversely impact how much or under what circumstances healthcare providers will prescribe or administer our therapeutic candidates, if approved. This could materially and adversely impact our business by reducing our ability to generate revenue, raise capital, obtain additional collaborators and market our therapeutic candidates, if approved. At this stage, we are unable to estimate the extent of the direct and/or indirect impact of any such federal and state proposals.

Furthermore, the Centers for Medicare and Medicaid Services frequently change product descriptors, coverage policies, product and service codes, payment methodologies and reimbursement values. Third-party payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and both the Centers for Medicare and Medicaid Services and other third-party payors may have sufficient market power to demand significant price reductions.

We are subject to additional federal and state laws and regulations relating to our business, and our failure to comply with those laws could have a material adverse effect on our results of operations and financial conditions.

In the event that we were to market products in the U.S., we would be subject to additional healthcare regulation and enforcement by the federal government and the states in which we conduct or will conduct our business. The laws that may affect our ability to operate include, but are not limited to, the following:

•	the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under government healthcare programs such as the Medicare and Medicaid programs;

•	the federal Anti-Inducement Law (also known as the Civil Monetary Penalties Law), which prohibits a person from offering or transferring remuneration to a Medicare or State healthcare program beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider, practitioner or supplier of any item or service for which payment may be made, in whole or in part, by Medicare or a State healthcare program;

•	the Ethics in Patient Referrals Act of 1989, commonly referred to as the Stark Law, which prohibits physicians from referring Medicare or Medicaid patients for certain designated health services where that physician or family member has a financial relationship with the entity providing the designated health service, unless an exception applies;

•	federal false claims laws that prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other government healthcare programs that are false or fraudulent;

•	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters; and

•	state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers.

Further, the Healthcare Reform Law, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity can now be found guilty of fraud or an anti-kickback violation without actual knowledge of the statute or specific intent to violate it. In addition, the Healthcare Reform Law provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statue constitutes a false or fraudulent claim for purposes of the False Claims Act. Possible sanctions for violation of these anti-kickback laws include monetary fines, civil and criminal penalties, exclusion from Medicare, Medicaid and other government programs and forfeiture of amounts collected in violation of such prohibitions. Any violations of these laws, or any action against us for violation of these laws, even if we successfully defend against it, could result in a material adverse effect on our reputation, business, results of operations and financial condition.

The Healthcare Reform Law also imposes reporting requirements on certain medical device and pharmaceutical manufacturers, among others, to make annual public disclosures of certain payments and other transfers of value to physicians and teaching hospitals and ownership or investment interests held by physicians or their immediate family members. Failure to submit required information may result in civil monetary penalties of up to an aggregate of $150,000 per year (or up to an aggregate of $1 million per year for “knowing failures”), for all payments, transfers of value or ownership or investment interests that are not reported. Manufacturers were required to begin data collection on August 1, 2013 and report such data to CMS by March 31 each year.  CMS made the data publicly available on its searchable database beginning in September 2014.

In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians for marketing, medical directorships, and other purposes. Some states, such as California, Massachusetts and Vermont, mandate implementation of corporate compliance programs, along with the tracking and reporting of gifts, compensation and other remuneration to physicians, and some states limit or prohibit such gifts.

Most recently, there has been a trend in federal and state legislation aimed at requiring pharmaceutical manufacturers to disclose information about their production and marketing costs. Several states have introduced bills that would require disclosure of certain pricing information for prescription drugs that have no threshold amount or are above a certain annual wholesale acquisition cost, and in June 2016 Vermont became the first state to pass legislation requiring certain drug manufacturers to disclose information relating to justification of certain price increases. The U.S. Congress has also introduced bills targeting prescription drug price transparency.

Any such implementation of this type of legislation requiring publication of drug costs could materially and adversely impact our business by promoting a reduction in drug prices. As such, patients may choose to use other low-cost, established drugs or therapies.

The scope and enforcement of these laws is uncertain and subject to change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. We cannot predict the impact on our business of any changes in these laws. Federal or state regulatory authorities may challenge our current or future activities under these laws. Any such challenge could have a material adverse effect on our reputation, business, results of operations, and financial condition. Any state or federal regulatory review of us, regardless of the outcome, would be costly and time-consuming.

We could be exposed to significant drug product liability claims which could be time consuming and costly to defend, divert management attention and adversely impact our ability to obtain and maintain insurance coverage.

The clinical trials that we conduct, and the testing, manufacturing, marketing and commercial sale of our therapeutic candidates, involve and will involve an inherent risk that significant liability claims may be asserted against us. We currently have a product liability policy that includes coverage for our clinical trials. Should we decide to seek additional insurance against such risks before our product sales commence, there is a risk that such insurance will be unavailable to us, or if it can be obtained at such time, that it will be available at an unaffordable cost. Even if we obtain insurance, it may prove inadequate to cover claims and/or litigation costs, especially in the case of wrongful death claims. Product liability claims or other claims related to our therapeutic candidates, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim may prevent us from obtaining adequate liability insurance in the future on commercially desirable or reasonable terms. An inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our products and therapeutic candidates. A product liability claim could also significantly harm our reputation and delay market acceptance of our therapeutic candidates.

Global economic conditions may make it more difficult for us to commercialize our therapeutic candidates.

The pharmaceutical industry, like other industries and businesses, continues to face the effects of the challenging economic environment. Patients experiencing the effects of the challenging economic environment, including high unemployment levels and increases in co-pays, may switch to generic products, delay treatments, skip doses or use other less effective treatments to reduce their costs. Challenging economic conditions in the U.S. include the demands by payors for substantial rebates and formulary restrictions limiting access to brand-name drugs. In addition, in Europe and in a number of emerging markets there are government-mandated reductions in prices for certain pharmaceutical products, as well as government-imposed access restrictions in certain countries. All of the aforesaid may make it more difficult for us to commercialize our therapeutic candidates.

Our business involves risks related to handling regulated substances which could severely affect our ability to conduct research and development of our therapeutic candidates.

In connection with our development and/or commercialization partners’ research and clinical development activities, as well as the manufacture of materials and therapeutic candidates, we and our development and/or commercialization partners are subject to federal, State and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens and waste. We and our development and/or commercialization partners may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and clinical development, as well as the activities of our manufacturing and commercialization partners, both now and in the future, may involve the controlled use of hazardous materials, including but not limited to certain hazardous chemicals. We cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an occurrence, we could be held liable for any damages that result and any such liability could exceed our resources.

Risks Related to Intellectual Property

We may be unable to adequately protect or enforce our rights to intellectual property, causing us to lose valuable rights. Loss of patent rights may lead us to lose market share and anticipated profits.

Our success depends, in part, on our ability, and the ability of our commercialization partners to obtain patent protection for our therapeutic candidates, maintain the confidentiality of our trade secrets and know how, operate without infringing on the proprietary rights of others and prevent others from infringing our proprietary rights.

We try to protect our proprietary position by, among other things, filing U.S., European, and other patent applications related to our therapeutic candidates, inventions and improvements that may be important to the continuing development of our therapeutic candidates.

Because the patent position of pharmaceutical companies involves complex legal and factual questions, we cannot predict the validity and enforceability of patents with certainty. Our issued patents and the issued patents of our commercialization partners may not provide us with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges by third parties or could be circumvented. Ownership of the patent rights we in-license from our partners may be challenged, and as a result the rights we in-license may turn out not to be exclusive or we may not actually have rights under the patents despite receiving representations from the partner.  Also, our license rights may lapse for any number of reasons and we could lose our right to commercialize one or more of our products and cause a loss of expected profits and market share. Our competitors may also independently develop drug delivery technologies or products similar to ours or design around or otherwise circumvent patents issued to, or licensed by, us. Thus, any patents that we own or license from others may not provide any protection against competitors. Our pending patent applications, those we may file in the future or those we may license from third parties may not result in patents being issued. If these patents are issued, they may not provide us with proprietary protection or competitive advantages. The degree of future protection to be afforded by our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage.

Patent rights are territorial; thus, the patent protection we do have will only extend to those countries in which we have issued patents. Even so, the laws of certain countries do not protect our intellectual property rights to the same extent as do the laws of the U.S. and the European Union. Competitors may successfully challenge our patents, produce similar drugs or products that do not infringe our patents, or produce drugs in countries where we have not applied for patent protection or that do not respect our patents. Furthermore, it is not possible to know the scope of claims that will be allowed in published applications and it is also not possible to know which claims of granted patents, if any, will be deemed enforceable in a court of law.

After the completion of development and registration of our patents, third parties may still manufacture and/or market therapeutic candidates in infringement of our patent protected rights. Such manufacture and/or market of our therapeutic candidates in infringement of our patent protected rights is likely to cause us damage and lead to a reduction in the prices of our therapeutic candidates, thereby reducing our anticipated profits.

In addition, due to the extensive time needed to develop, test and obtain regulatory approval for our therapeutic candidates, any patents that protect our therapeutic candidate may expire early during commercialization. This may reduce or eliminate any market advantages that such patents may give us. Following patent expiration, we may face increased competition through the entry of generic products into the market and a subsequent decline in market share and profits.

In addition, in some cases we may rely on our licensors to conduct patent prosecution, patent maintenance or patent defense on our behalf. Therefore, our ability to ensure that these patents are properly prosecuted, maintained, or defended may be limited, which may adversely affect our rights in our therapeutic candidates. Any failure by our licensors or development partners to properly conduct patent prosecution, patent maintenance, patent enforcement, or patent defense could materially harm our ability to obtain suitable patent protection covering our products and/or ensure freedom to commercialize the products in view of third party patent rights, thereby materially reducing our anticipated profits.

If we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us.

In addition to filing patents, we generally try to protect our trade secrets, know-how and technology by entering into confidentiality or non-disclosure agreements with parties that have access to it, such as our development and/or commercialization partners, employees, contractors and consultants. We also enter into agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees, advisors, research collaborators, contractors and consultants while we employ or engage them. However, these agreements can be difficult and costly to enforce or may not provide adequate remedies. Any of these parties may breach the confidentiality agreements and willfully or unintentionally disclose our confidential information, or our competitors might learn of the information in some other way. The disclosure to, or independent development by, a competitor of any trade secret, know-how or other technology not protected by a patent could materially adversely affect any competitive advantage we may have over any such competitor.

To the extent that any of our employees, advisors, research collaborators, contractors or consultants independently develop, or use independently developed, intellectual property in connection with any of our projects, disputes may arise as to the proprietary rights to this type of information. If a dispute arises with respect to any proprietary right, enforcement of our rights can be costly and unpredictable and a court may determine that the right belongs to a third party.

Legal proceedings or third-party claims of intellectual property infringement and other challenges may require us to spend substantial time and money and could prevent us from developing or commercializing our therapeutic candidates.

The development, manufacture, use, offers for sale, sale or importation of our therapeutic candidates may infringe on the claims of third-party patents or other intellectual property rights. The nature of claims contained in unpublished patent filings around the world is unknown to us and it is not possible to know which countries patent holders may choose for the extension of their filings under the Patent Cooperation Treaty, or other mechanisms. We may also be subject to claims based on the actions of employees and consultants with respect to the usage or disclosure of intellectual property learned at other employers. The cost to us of any intellectual property litigation or other infringement proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation or defense of intellectual property litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Intellectual property litigation and other proceedings may also absorb significant management time. Consequently, we are unable to guarantee that we will be able to manufacture, use, offer for sale, sell or import our therapeutic candidates in the event of an infringement action.

In the event of patent infringement claims, or to avoid potential claims, we may choose or be required to seek a license from a third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we were able to obtain a license, the rights may be non-exclusive, which could potentially limit our competitive advantage. Ultimately, we could be prevented from commercializing a therapeutic candidate or be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement or other claims, we are unable to enter into licenses on acceptable terms. This inability to enter into licenses could harm our business significantly.

We may be subject to other patent-related litigation or proceedings that could be costly to defend and uncertain in their outcome.

In addition to infringement claims against us, we may in the future become a party to other patent litigation or proceedings before regulatory agencies, including interference or re-examination proceedings filed with the U.S. Patent and Trademark Office or opposition proceedings in other foreign patent offices regarding intellectual property rights with respect to our therapeutic candidates, as well as other disputes regarding intellectual property rights with development and/or commercialization partners, or others with whom we have contractual or other business relationships. Post-issuance oppositions are not uncommon and we, our development and/or commercialization partners will be required to defend these opposition procedures as a matter of course. Opposition procedures may be costly, and there is a risk that we may not prevail which could harm our business significantly.

Risks Related to our Ordinary Shares and American Depositary Shares.

We may be a “passive foreign investment company” for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors.

While the determination of passive foreign investment company, or PFIC, status is fact specific, and generally cannot be made until the close of the taxable year in question, based on the value and composition of our assets, we may be a PFIC for U.S. federal income tax purposes for our current taxable year and future taxable years. A non-U.S. corporation will be considered a PFIC for any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets that produce or are held for the production of passive income. Because the value of our assets for purposes of this determination will generally be determined by reference to the market price of the ADSs, our PFIC status will depend in large part on the market price of the ADSs. A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation—U.S. Federal Income Tax Considerations – Passive Foreign Investment Companies”) holds ordinary shares or ADSs, the U.S. Holder may be subject to adverse tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of an interest charge with respect to such gain and certain dividends and (iii) compliance with certain reporting requirements. Each U.S. Holder is strongly urged to consult its own tax advisor regarding these issues. For more information, see “Taxation – U.S. Federal Income Tax Considerations – Passive Foreign Investment Companies.”

The market price of our Ordinary Shares and our ADSs are subject to fluctuation, which could result in substantial losses by our investors.

The stock market in general and the market price of our Ordinary Shares on the TASE and our ADSs on The NASDAQ in particular, are subject to fluctuation, and changes in the price of our securities may be unrelated to our operating performance. The market price of our Ordinary Shares on the TASE and the market price of our ADSs on The NASDAQ have fluctuated in the past, and we expect they will continue to do so. The market price of our Ordinary Shares and ADSs are and will be subject to a number of factors, including but not limited to:

•	announcements of technological innovations or new therapeutic candidates by us or others;

•	announcements by us of significant acquisitions, strategic partnerships, in-licensing, out-licensing, joint ventures or capital commitments;

•	expiration or terminations of licenses, research contracts or other development or commercialization agreements;

•	public concern as to the safety of drugs we, our development or commercialization partners or others develop;

•	the volatility of market prices for shares of biotechnology companies generally;

•	success or failure of research and development projects;

•	departure of key personnel;

•	developments concerning intellectual property rights or regulatory approvals;

•	variations in our and our competitors’ results of operations;

•	changes in earnings estimates or recommendations by securities analysts, if our Ordinary Shares or ADSs are covered by analysts;

•	changes in government regulations or patent decisions;

•	developments by our development and/or commercialization partners; and

•	general market conditions and other factors unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our Ordinary Shares and/or ADSs and result in substantial losses by our investors.

Additionally, market prices for securities of biotechnology and pharmaceutical companies historically have been very volatile. The market for these securities has from time to time experienced significant price and volume fluctuations for reasons unrelated to the operating performance of any one company. In the past, following periods of market volatility, shareholders have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful.

Future sales of our Ordinary Shares or ADSs could reduce the market price of our Ordinary Shares and ADSs.

As of December 20, 2016, we had non-tradable warrants to purchase an aggregate of 4,183,496 Ordinary Shares and non-tradable warrants to purchase an aggregate of 357,896 ADSs (each representing 10 Ordinary Shares) and options to purchase 22,065,548 Ordinary Shares under our 2010 Stock Option Plan. In addition, our Board of Directors reserved up to 30,000,000 Ordinary Shares for issuance under our 2010 Stock Option Plan. Substantial sales of our Ordinary Shares or ADSs, or the perception that such sales may occur in the future, including sales of shares issuable upon the exercise of options and warrants, may cause the market price of our Ordinary Shares or ADSs to decline. Moreover, the issuance of Ordinary Shares underlying our options and warrants will also have a dilutive effect on our shareholders, which could further reduce the price of our Ordinary Shares and ADSs on their respective exchanges.

Our Ordinary Shares and our ADSs are traded on different markets and this may result in price variations.

Our Ordinary Shares have been traded on the TASE since February 2011, and our ADSs have been listed on The NASDAQ since December 27, 2012. Trading in our securities on these markets take place in different currencies (U.S. dollars on The NASDAQ and New Israeli Shekels, or NIS, on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the U.S. and Israel). The trading prices of our securities on these two markets may differ due to these and other factors. Any decrease in the price of our securities on one of these markets could cause a decrease in the trading price of our securities on the other market.

There has been a limited market for our ADSs. We cannot ensure investors that an active market will continue or be sustained for our ADSs on The NASDAQ, and this may limit the ability of our investors to sell our ADSs in the U.S.

In the past, there was limited trading in our ADSs, and there is no assurance that an active trading market of our ADSs will continue or will be sustained. Limited or minimal trading in our ADSs has in the past, and may in the future, lead to dramatic fluctuations in market price and investors may not be able to liquidate their investment at all or at a price that reflects the value of the business.

While our ADSs began trading on The NASDAQ in December 2012, we cannot assure you that we will maintain compliance with all of the requirements for our ADSs to remain listed. Additionally, there can be no assurance that trading of our ADSs on such market will be sustained or desirable.

We have incurred additional increased costs as a result of the listing of our ADSs on The NASDAQ, and we may need to devote substantial time and resources to new compliance initiatives and reporting requirements.

As a public company in the U.S., we incur additional significant accounting, legal and other expenses as a result of the listing of our securities on both The NASDAQ and the TASE. These include costs associated with the reporting requirements of the SEC and the requirements of The NASDAQ Capital Market Rules, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These rules and regulations have increased our legal and financial compliance costs, introduced new costs such as investor relations, travel costs, stock exchange listing fees and shareholder reporting, and made some activities more time consuming and costly. Any future changes in the laws and regulations affecting public companies in the U.S. and Israel, including Section 404 and other provisions of the Sarbanes-Oxley Act, the rules and regulations adopted by the SEC and the Market Rules of The NASDAQ, as well as applicable Israeli reporting requirements, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult and costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers and may require us to pay more for such positions.

Since we are an “emerging growth company,” as defined in the JOBS Act, we may take advantage of certain temporary exemptions from various reporting requirements, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act (and the rules and regulations of the SEC thereunder). We will remain an emerging growth company until the earliest of: (a) the last day of our fiscal year during which we have total annual gross revenues of at least $1.0 billion; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to an effective registration statement (in our case, December 31, 2018); (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Ordinary Shares held by non-affiliates is $700 million or more as of the last business day of our most recently completed fiscal quarter. When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with such reporting requirements. We cannot predict or estimate the amount of additional costs we may incur as a result of complying with these additional reporting requirements.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of applicable SEC and NASDAQ Stock Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic issuers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under The NASDAQ Capital Market Rules for domestic issuers. For instance, we follow home country practice in Israel with regard to, among other things, director nomination procedure and quorum at shareholders’ meetings. In addition, we follow our home country law, instead of The NASDAQ Capital Market Rules, which require that we obtain shareholder approval for certain dilutive events, such as for the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or more interest in the company and certain acquisitions of the stock or assets of another company. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. domestic issuer listed on The NASDAQ may provide less protection than is accorded to investors under The Market Rules of The NASDAQ Capital Market applicable to domestic issuers.

In addition, as a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act, related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act, to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as domestic issuers whose securities are registered under the Exchange Act.

We may fail to maintain effective internal controls over financial reporting, which may adversely affect investor confidence in our company and, as a result, may affect the value of our Ordinary Shares and ADSs.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. Pursuant to the JOBS Act, we are classified as an “emerging growth company,” and we are exempt from certain reporting requirements, including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.  Under this exemption, our auditor will not be required to attest to and report on management’s assessment of our internal controls over financial reporting during a five year transition period commencing in 2013.

Our management report regarding our internal control over financial reporting must include, among other things, disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The continuous process of strengthening our internal controls and complying with Section 404 is complicated and time-consuming.

We have documented and tested our internal control systems and procedures in order for us to comply with the requirements of Section 404. While our assessment of our internal control over financial reporting resulted in our conclusion that as of December 31, 2015, our internal control over financial reporting was effective, we cannot predict the outcome of our testing in future periods. If we fail to maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting.  Failure to maintain effective internal control over financial reporting could result in investigation or sanctions by regulatory authorities, and could have a material adverse effect on our operating results, investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our Ordinary Shares and ADSs to decline.

We currently do not anticipate paying cash dividends, and accordingly, investors must rely on the appreciation in our ADSs for any return on their investment.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in our ADSs will depend upon any future appreciation in their value. There is no guarantee that our ADSs will appreciate in value or even maintain the price at which our investors have purchased their securities.

Investors in our ADSs may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, investors in our ADSs may not receive dividends or other distributions on our Ordinary Shares and may not receive any value for them, if it is illegal or impractical to make them available to investors in our ADSs.

The Depositary for the ADSs has agreed to pay to investors in our ADSs the cash dividends or other distributions it or the custodian receives on Ordinary Shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. Investors in our ADSs will receive these distributions in proportion to the number of Ordinary Shares such ADSs represent. However, the Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend made in respect of deposited Ordinary Shares may require the approval or license of, or a filing with, any government or agency thereof, which may be unobtainable. In these cases, the Depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to effect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends that the Depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, Ordinary Shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, Ordinary Shares, rights or anything else to holders of ADSs. In addition, the Depositary may deduct from such dividends or distributions its fees and may withhold amounts on account of taxes or other governmental charges to the extent the Depositary believes it is required to make such withholding. This means that investors in our ADSs may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, investors in our ADSs may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to investors in our ADSs. These restrictions may cause a material decline in the value of the ADSs.

Holders of ADSs must act through the Depositary to exercise their rights as shareholders of our company.

Holders of our ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying Ordinary Shares in accordance with the provisions of the deposit agreement for the ADSs. Under Israeli law, the minimum notice period required to convene a shareholders’ meeting is no less than 35 or 21 calendar days, depending on the proposals on the agenda for the shareholders’ meeting. When a shareholder meeting is convened, holders of our ADSs may not receive sufficient notice of a shareholders’ meeting to permit them to withdraw their Ordinary Shares to allow them to cast their vote with respect to any specific matter. In addition, the Depositary and its agents may not be able to send voting instructions to holders of our ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the Depositary to extend voting rights to holders of our ADSs in a timely manner, but we cannot assure holders that they will receive the voting materials in time to ensure that they can instruct the Depositary to vote their ADSs. Furthermore, the Depositary and its agents are not responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of our ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they requested. In addition, in the capacity as an American Depositary Share holder, they are not able to call a shareholders’ meeting.

The Depositary for our ADSs gives us a discretionary proxy to vote our Ordinary Shares underlying ADSs if a holder of our ADSs does not vote at shareholders’ meetings, except in limited circumstances, which could adversely affect their interests.

Under the deposit agreement for the ADSs, the Depositary gives us a discretionary proxy to vote our Ordinary Shares underlying ADSs at shareholders’ meetings if a holder of our ADSs does not vote, unless:

•	we have instructed the Depositary that we do not wish a discretionary proxy to be given;

•	we have informed the Depositary that there is substantial opposition as to a matter to be voted on at the meeting; or

•	a matter to be voted on at the meeting would have a material adverse impact on shareholders.

The effect of this discretionary proxy is that a holder of our ADSs cannot prevent our Ordinary Shares underlying such ADSs from being voted, absent the situations described above, and it may make it more difficult for holders of our ADSs to influence the management of our company. Holders of our Ordinary Shares are not subject to this discretionary proxy.

Risks Related to our Operations in Israel

We conduct our operations in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel and the region.

We are incorporated under the laws of the State of Israel, our principal offices are located in central Israel and some of our officers, employees and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and results of operations and could make it more difficult for us to raise capital. During the summer of 2014, Israel was engaged in an armed conflict with Hamas in Gaza, which involved missile strikes against civilian targets in various parts of Israel and negatively affected business conditions in Israel. In addition, recent political uprisings and conflicts in various countries in the Middle East, including Egypt and Syria, are affecting the political stability of those countries. It is not clear how this instability will develop and how it will affect the political and security situation in the Middle East. This instability has raised concerns regarding security in the region and the potential for armed conflict. In addition, it is widely believed that Iran, which has previously threatened to attack Israel, has been stepping up its efforts to achieve nuclear capability. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza and Hezbollah in Lebanon. Additionally, the Islamic State of Iraq and Levant (“ISIL”), a violent jihadist group, is involved in hostilities in Iraq and Syria. Although ISIL’s activities have not directly affected the political and economic conditions in Israel, ISIL’s stated purpose is to take control of the Middle East, including Israel. The tension between Israel and Iran and/or these groups may escalate in the future and turn violent, which could affect the Israeli economy in general and us in particular. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations. For example, any major escalation in hostilities in the region could result in a portion of our employees being called up to perform military duty for an extended period of time. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

The State of Israel and Israeli companies have been subject to economic boycotts. These restrictions and boycotts may have a material adverse impact on our operating results, financial condition or the expansion of our business.

Our operations may be disrupted as a result of the obligation of management or personnel to perform military service.

Many of our employees in Israel, including members of our senior management, perform up to one month, and in some cases more, of annual military reserve duty until they reach the age of 40 or older and, in the event of a military conflict, may be called to active duty. There have also been periods of significant call-ups of military reservists, and it is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of our employees. Such disruption could materially adversely affect our business, financial condition and results of operations.

Because a certain portion of our expenses is incurred in currencies other than the U.S. dollar, our results of operations may be harmed by currency fluctuations and inflation.

Our reporting and functional currency is the U.S. dollar. Most of the royalty payments from our agreements with our development and/or commercialization partners are payable in U.S. dollars, and we expect our revenues from future licensing agreements to be denominated mainly in U.S. dollars or in Euros. We pay a substantial portion of our expenses in U.S. dollars; however, a portion of our expenses, related to salaries of the employees in Israel and payment to part of the service providers in Israel and other territories, are paid in NIS and in other currencies. In addition, a portion of our financial assets is held in NIS and in other currencies. As a result, we are exposed to the currency fluctuation risks. For example, if the NIS strengthens against the U.S. dollar, our reported expenses in U.S. dollars may be higher. In addition, if the NIS weakens against the U.S. dollar, the U.S. dollar value of our financial assets held in NIS will decline.

Provisions of our 2010 Option Plan, Israeli law and our articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, or an acquisition of a significant portion of our shares, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Our 2010 Option Plan provides that all options granted by us will be fully accelerated upon a “hostile takeover” of the Company. A “hostile takeover” is defined in our 2010 Option Plan as an event in which any person, entity or group that was not an “interested party”, as defined in the Israeli Securities Law – 1968, on the date of the initial public offering of our ordinary shares on the TASE, shall become a “controlling shareholder” as defined in the Israel Securities Law, 1968, or a “holder,” as defined in the Israel Securities Law 1968, of 25% or more of the voting rights in the Company or any merger or consolidation involving the Company, in each case without a resolution by the Board of Directors of the Company supporting the transaction. In addition, if a “Significant Event” shall occur and following which the employment of a grantee with the Company or a related company is terminated by the Company or a related company other than for “Cause”, and unless the applicable agreement provides otherwise or the Board of Directors determines otherwise, all the outstanding options held by or for the benefit of any such grantee will be accelerated and immediately vested and exercisable. A “Significant Event” is defined in our 2010 Option Plan as a consolidation or merger of the Company with or into another corporation approved by the Board of Directors of the Company in which the Company is the continuing or surviving corporation or in which the continuing or surviving corporation assumes the option or substitutes it with an appropriate option in the surviving corporation.

The Israeli Companies Law, 1999, or the Israeli Companies Law, regulates mergers, requires tender offers for acquisitions of shares or voting rights above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date that a merger proposal was filed by each merging company with the Israel Registrar of Companies and at least 30 days from the date that the shareholders of both merging companies approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, the Israeli Companies Law provides that certain purchases of securities of a public company are subject to tender offer rules. As a general rule, the Israeli Companies Law prohibits any acquisition of shares or voting power in a public company that would result in the purchaser holding 25% or more, or more than 45% of the voting power in the company, if there is no other person holding 25% or more, or more than 45% of the voting power in a company, respectively, without conducting a special tender offer. The Israeli Companies Law further provides that a purchase of shares or voting power of a public company or a class of shares of a public company, which will result in the purchaser’s holding 90% or more of the company’s shares, class of shares or voting rights, is prohibited unless the purchaser conducts a full tender offer for all of the company’s shares or class of shares. The purchaser will be allowed to purchase all of the company’s shares or class of shares (including those shares held by shareholders who did not respond to the offer), if either (i) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, or (ii) the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class. The shareholders, including those who indicated their acceptance of the tender offer (except if otherwise detailed in the tender offer document), may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition. At the request of an offeree of a full tender offer which was accepted, the court may determine that the consideration for the shares purchased under the tender offer was lower than their fair value and compel the offeror to pay to the offerees the fair value of the shares. Such application to the court may be filed as a class action.

In addition, the Israeli Companies Law provides for certain limitations on a shareholder that holds more than 90% of the company’s shares, or class of shares.

Pursuant to our articles of association, the size of our board of directors shall be no less than five persons and no more than seven, excluding the external directors whose appointment is required by law. The directors who are not external directors are divided into three classes, as nearly equal in number as possible. At each annual general meeting, the term of one class of directors expires, and the directors of such class are re-nominated to serve an additional three-year term that expires at the annual general meeting held in the third year following such election. This process continues indefinitely. Such provisions of our articles of association make it more difficult for a third party to effect a change in control or takeover attempt that our management and board of directors oppose.

Furthermore, Israeli tax considerations may, in certain circumstances, make potential transactions unappealing to us or to some of our shareholders. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no actual disposition of the shares has occurred.

These and other similar provisions could delay, prevent or impede an acquisition of us or our merger with another company, or an acquisition of a significant portion of our shares, even if such an acquisition or merger would be beneficial to us or to our shareholders.

It may be difficult to enforce a U.S. judgment against us and our officers and directors in Israel or the U.S., or to serve process on our officers and directors.

We are incorporated in Israel. Most of our executive officers and directors reside outside of the U.S., and most of our assets and most of the assets of our executive officers and directors are located outside of the U.S. Therefore, a judgment obtained against us or most of our executive officers and our directors in the U.S., including one based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the U.S. and may not be enforced by an Israeli court. It may also be difficult for you to affect service of process on these persons in the U.S. or to assert U.S. securities law claims in original actions instituted in Israel.

The obligations and responsibilities of our shareholders are governed by Israeli law which may differ in some respects from the obligations and responsibilities of shareholders of U.S. companies. Israeli law may impose obligations and responsibilities on a shareholder of an Israeli company that are not imposed upon shareholders of corporations in the U.S.

We are incorporated under Israeli law. The obligations and responsibilities of the holders of our Ordinary Shares are governed by our articles of association and Israeli law. These obligations and responsibilities differ in some respects from the obligations and responsibilities of shareholders in typical U.S.-based corporations.  In particular, a shareholder of an Israeli company has a duty to act in good faith toward the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and interested party transactions requiring shareholder approval. In addition, a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the implications of these provisions that govern shareholders’ actions. These provisions may be interpreted to impose additional obligations and responsibilities on holders of our Ordinary Shares that are not typically imposed on shareholders of U.S. corporations.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful shareholder claims against us and may reduce the amount of money available to us.

The Israeli Companies Law and our articles of association permit us to indemnify our directors and officers for acts performed by them in their capacity as directors and officers. The Israeli Companies Law provide that a company may not exempt or indemnify a director or an office holder nor enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of (a) a breach by the director or officer of his duty of loyalty, except for insurance and indemnification where the director or officer acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (b) a breach by the director or officer of his duty of care if the breach was done intentionally or recklessly, except if the breach was solely as a result of negligence; (c) any act or omission done with the intent to derive an illegal personal benefit; or (d) any fine, civil fine, monetary sanctions, or forfeit imposed on the officer or director. Our articles of association provide that the Company may exempt or indemnify a director or an office holder to the maximum extent permissible under law.

We have issued letters of indemnification to our directors and officers, pursuant to which we have agreed to indemnify them in advance for any liability or expense imposed on or incurred by them in connection with acts they perform in their capacity as a director or officer, subject to applicable law. The amount of the advance indemnity is limited to the higher of 25% of our then shareholders’ equity, per our most recent annual financial statements, or $5 million.

Our indemnification obligations limit the personal liability of our directors and officers for monetary damages for breach of their duties as directors by shifting the burden of such losses and expenses to us. Although we have obtained directors' and officers' liability insurance, certain liabilities or expenses covered by our indemnification obligations may not be covered by such insurance or the coverage limitation amounts may be exceeded. As a result, we may need to use a significant amount of our funds to satisfy our indemnification obligations, which could severely harm our business and financial condition and limit the funds available to who may choose to bring a claim against our company. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their duties, and may similarly discourage the filing of derivative litigation by our shareholders against the directors and officers even though such actions, if successful, might otherwise benefit our security holders.

Risks Related to this Offering and the Concurrent Registered Direct Offering

We will have broad discretion in how to use the net proceeds of this offering and the concurrent registered direct offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and the concurrent registered direct offering and could use them for purposes other than those contemplated at the time of this offering and the concurrent registered direct offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering and the concurrent registered direct offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in book value of any ADSs you purchase.

Because the price per ADS being offered is substantially higher than our net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of any ADSs you purchase in this offering. After giving effect to the sale by us of 3,713,415 ADSs and warrants to purchase 1,856,708 ADSs in this offering and in the concurrent registered direct offering, based on a public offering price of $10.25 per a fixed combination of one ADS and a warrant to purchase 0.5 of an ADS, and after deducting the underwriting discount and estimated offering expenses payable by us in connection with this offering and the placement agent fees and estimated offering expenses payable by us in connection with the concurrent registered direct offering, the as adjusted net tangible book value of our ADSs would be $63.77 million, or approximately $3.87 per ADS, as of September 30, 2016. If you purchase ADSs in this offering, you will suffer immediate and substantial dilution of as adjusted net tangible book value of approximately $6.38 per ADS. This calculation assumes that none of the warrants issued in this offering or in the concurrent registered direct offering is exercised and excludes the proceeds, if any, from the exercise of warrants issued in this offering and the concurrent registered direct offering. If the underwriters exercise their option to purchase additional ADSs and warrants to purchase ADSs, you will experience additional dilution. See “Dilution” on page S-38 for a more detailed discussion of the dilution you will incur in connection with this offering.

ADSs representing a substantial percentage of our outstanding shares may be sold in this offering and in the concurrent registered direct offering, which could cause the price of our ADSs and Ordinary Shares to decline.

Pursuant to this offering and the concurrent registered direct offering, we will sell 3,713,415 ADSs representing 37,134,150 Ordinary Shares, or approximately 29% of our outstanding Ordinary Shares as of December 20, 2016. In addition, pursuant to this offering and the concurrent registered direct offering, we will sell warrants to purchase up to an additional 1,856,708 ADSs, representing approximately 15% of our outstanding Ordinary Shares as of December 20, 2016. These sales and any future sales of a substantial number of ADSs and/or warrants in the public market, or the perception that such sales may occur, could materially adversely affect the price of our ADSs and Ordinary Shares. We cannot predict the effect, if any, that market sales of those ADSs and warrants to purchase ADSs or the availability of those ADSs and warrants for sale will have on the market price of our ADSs and Ordinary Shares.

We offered to any investor purchasing, together with its affiliates, at least $15 million in this offering and the concurrent registered direct offering the right to nominate a member to our board of directors and, consequently, the ability to exert influence over us.

We offered to any investor purchasing, together with its affiliates, at least $15 million of ADSs and warrants in this offering and the concurrent registered direct offering the right to nominate a person for election at our next annual meeting of shareholders to our board of directors, subject to meeting applicable legal and stock exchange requirements and subject to the consent of our current board of directors, which consent shall not be unreasonably withheld and subject to shareholder approval of an amendment to our articles of association increasing the maximum number of directors that may serve on our board of directors, the approval of which amendments shall be recommended to our shareholders by our board of directors. EMC2 FUND LTD., the purchaser in our concurrent registered direct offering, has agreed to purchase $15 million of our ADSs and warrants. Such investor will therefore have the right to nominate a director upon the closing of the registered direct offering. Upon the selection of this director nominee, and the approval of this director nominee by our board of directors, our board shall recommend the election of the director nominee to our board of directors by our shareholders. As a result, this investor may be able to exert influence over our policies and management, potentially in a manner which may not be in our best interests or the best interests of the other shareholders.

There is no public market for the warrants to purchase ADSs being offered in this offering and in the concurrent registered direct offering.

There is no established public trading market for the warrants being offered in this offering and in the concurrent registered direct offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on The NASDAQ, the TASE or any other national securities exchange, or any other recognized trading system. In addition, the warrants provide that no warrant holder shall list any warrants on any such exchange or trading system or on any other trading platform. Without an active market, the liquidity of the warrants will be limited.

The warrants are speculative in nature and holders of the warrants may not be able to recover their investment in the warrants, and the warrants may expire worthless.

The warrants offered by us in this offering and in the concurrent registered direct offering do not confer any rights of ownership of ADSs on its holders but only represent the right to acquire ADSs at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the ADSs and pay an exercise price of $13.33 per ADS, subject to adjustment upon certain events, prior to three years from the date of issuance, after which date any unexercised warrants will expire and have no further value. If the price of our ADSs does not increase to an amount sufficiently above the applicable exercise price of the warrants during the period the warrants are exercisable, the holders of the warrants will be unable to recover any of their investment in the warrants. There can be no assurance that the market price of our ADSs will ever equal or exceed the exercise price of the warrants and, consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants. Furthermore, at the time of exercise the holder must applicable taxes or charges for issuance of ADSs.

Holders of warrants will have no rights as shareholders until such holders exercise their warrants and acquire our ADSs.

Until holders of warrants acquire ADSs upon exercise of the warrants, holders of warrants will have no rights with respect to our ADSs. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a holder of ADSs only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 3,713,415 of our ADSs representing 37,134,150 Ordinary Shares and warrants to purchase 1,856,708 ADSs in this offering and in the concurrent registered direct offering will be approximately $35.4 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering and placement agent fees and estimated offering expenses payable by us in connection with the concurrent registered direct offering, assuming that none of the warrants issued in this offering or the concurrent registered direct offering is exercised. If the underwriters’ option to purchase additional ADSs and warrants to purchase ADSs is exercised in full, we estimate that we will receive net proceeds of approximately $38.7 million, after deducting underwriter discounts and commissions and estimated offering expenses payable by us in connection with this offering and placement agent fees and estimated offering expenses payable by us in connection with the concurrent registered direct offering, assuming that none of the warrants issued in this offering or the concurrent registered direct offering is exercised. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

We currently intend to use the net proceeds from the sale of our ADSs and warrants in this offering and in the concurrent registered direct offering and any proceeds from the exercise of the warrants to fund clinical development programs, for potential acquisitions, to support commercial operations and for general corporate purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DILUTION

If you invest in our ADSs and warrants, your interest will be diluted immediately to the extent of the difference between the public offering price per a fixed combination of one ADS and one warrant to purchase 0.5 of an ADS and the as-adjusted net tangible book value per ADS after this offering and the concurrent registered direct offering.

The net tangible book value of our ADSs as of September 30, 2016 was approximately $34.43 million, or approximately $2.70 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our Ordinary Shares outstanding as of September 30, 2016 and multiplying such amount by 10 (one ADS represents 10 Ordinary Shares).

After giving effect to the sale of our ADSs and warrants offered by this prospectus supplement at the public offering price of $10.25 per a fixed combination of one ADS and a warrant to purchase 0.5 of an ADS in connection with this offering and the concurrent registered direct offering, and after deducting the underwriting discount and estimated offering expenses payable by us in connection with this offering and placement agent fees and estimated offering expenses payable by us in connection with the concurrent registered direct offering, our as adjusted net tangible book value as of September 30, 2016 would have been approximately $63.77 million, or approximately $3.87 per ADS. This calculation assumes that none of the warrants issued in this offering or the concurrent registered direct offering is exercised and excludes the proceeds, if any, from the exercise of warrants issued in this offering and the concurrent registered direct offering. This represents an immediate increase in net tangible book value of approximately $1.17 per ADS to our existing security holders and an immediate dilution in as-adjusted net tangible book value of approximately $6.38 per ADS to purchasers of our ADSs in this offering, as illustrated by the following table:

Public offering price per ADS and warrant to purchase 0.5 of an ADS	$10.25

Net tangible book value per ADS as of September 30, 2016	$2.70

Increase in net tangible book value per ADS attributable to this offering and the concurrent registered direct offering	$1.17

As-adjusted net tangible book value per ADS as of September 30, 2016 after giving effect to this offering and the concurrent registered direct offering	$3.87

Dilution per ADS to the new investors purchasing our ADSs and warrants in this offering	$6.38

If the underwriters exercise in full their option to purchase 337,500 additional ADSs and warrants to purchase 168,750 ADSs at the public offering price of $10.25 per a fixed combination of one ADS and one warrant to purchase 0.5 of an ADS, the as-adjusted net tangible book value after this offering and the concurrent registered direct offering would be approximately $3.96 per ADS, representing an increase in net tangible book value of approximately $1.26 per ADS to existing security holders and immediate dilution in net tangible book value of approximately $6.29 per ADS to new investors purchasing our ADSs and warrants in this offering and the concurrent registered direct offering at the public offering price. This calculation assumes that none of the warrants issued in this offering or the concurrent registered direct offering is exercised and excludes the proceeds, if any, from the exercise of warrants issued in this offering or the concurrent registered direct offering.

The number of Ordinary Shares to be outstanding after this offering and the concurrent registered direct offering is based on 127,474,294 Ordinary Shares outstanding as of September 30, 2016, and excludes as of such date (i) 22,431,338 Ordinary Shares issuable upon the exercise of outstanding options to purchase 22,431,338 Ordinary Shares at a weighted average exercise price of $0.94 per share (equivalent to 2,243,133 ADSs at a weighted average exercise price of $9.40 per ADS), (ii) 4,183,496 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase 4,183,496 Ordinary Shares at an exercise price of $1.40 per share (equivalent to 418,349 ADSs at an exercise price of $14.00 per ADS), and (iii) 3,578,960 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase 3,578,960 Ordinary Shares at an exercise price of $1.10 per share (equivalent to 357,896 ADSs at an exercise price of $11.00 per ADS).

The as-adjusted information discussed above is illustrative only. Our net tangible book value following the completion of the offering and the concurrent registered direct offering is subject to further adjustment based on the actual offering price of our ADSs and other terms of this offering and the concurrent registered direct offering determined at pricing.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of September 30, 2016:

•	on an actual basis; and

•

on an as-adjusted basis to reflect the sale of 3,713,415 ADSs representing 37,134,150 Ordinary Shares and warrants to purchase 1,856,708 ADSs in this offering and in the concurrent registered direct offering at the public offering price of $10.25 per a fixed combination of one ADS and one warrant to purchase 0.5 of an ADS and the receipt by us of net proceeds of approximately $35.4 million, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us in connection with this offering and placement agent fees and estimated offering expenses payable by us in connection with the concurrent registered direct offering (assuming no exercise of the warrants offered in this offering or the concurrent registered direct offering and no proceeds, if any, from the exercise of warrants issued in this offering or the concurrent registered direct offering).

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2016
(In thousands, except share data)	Actual	As Adjusted
	(unaudited)
Derivative financial instruments	$1,107	$7,177
Ordinary shares, par value NIS 0.01 per share:	344	440
Additional paid-in capital	120,730	150,404
Warrants	1,057	1,057
Accumulated deficit	(81,646)	(82,068)
Total shareholders’ equity	$40,485	$69,833

Total capitalization	$41,592	$77,010

The number of shares in the above table is based on 127,474,294 Ordinary Shares outstanding as of September 30, 2016, and excludes as of such date (i) 22,431,338 Ordinary Shares issuable upon the exercise of outstanding options to purchase 22,431,338 Ordinary Shares at a weighted average exercise price of $0.94 per share, (ii) 4,183,496 Ordinary Shares issuable upon the exercise of outstanding non-tradable warrants to purchase 4,183,496 Ordinary Shares at an exercise price of $1.40 per share, and (iii) 3,578,960 Ordinary Shares issuable upon the exercise of outstanding non-tradable warrants to purchase 3,578,960 Ordinary Shares at an exercise price of $1.10 per share.

PRICE RANGE OF OUR ORDINARY SHARES

Our Ordinary Shares have been trading on the TASE under the symbol “RDHL” since February 3, 2011. Prior to that date, there was no public market for our Ordinary Shares. U.S. dollar per Ordinary Share amounts are calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel. The following table lists the high and low closing prices for our Ordinary Shares for the periods indicated as reported by the TASE.

	NIS		$U.S.
	Price per Ordinary Share		Price per Ordinary Share
Annual	High	Low	High	Low
2015	7.80	4.34	2.03	1.12
2014	6.80	3.00	1.96	0.78
2013	4.29	3.23	1.15	0.92
2012	4.19	1.71	1.08	0.45
2011 (beginning on February 3, 2011)	3.80	1.82	1.05	0.49

Quarter
2016
Third quarter	6.05	4.21	1.58	1.09
Second quarter	5.29	3.90	1.41	1.01
First quarter	5.14	3.32	1.32	0.86
2015

Fourth quarter	5.42	4.34	1.39	1.12
Third quarter	7.10	4.62	1.88	1.19
Second quarter	7.80	5.52	2.03	1.41
First quarter	6.16	4.89	1.57	1.26
2014
Fourth quarter	5.38	3.00	1.38	0.78
Third quarter	5.89	4.18	1.72	1.20
Second quarter	6.80	4.80	1.96	1.39
First quarter	5.04	3.96	1.44	1.14

Most Recent Six Months
December 2016 (through December 20, 2016)	4.44	4.13	1.16	1.08
November 2016	4.74	4.33	1.24	1.12
October 2016	5.51	4.69	1.45	1.22
September 2016	5.84	5.50	1.55	1.46
August 2016	6.05	5.17	1.58	1.36
July 2016	4.93	4.21	1.29	1.09
June 2016	4.23	3.90	1.10	1.01

On December 20, 2016, the last reported sales price of our Ordinary Shares on the TASE was NIS 4.23 per share, or $1.10 per share (based on the exchange rate reported by the Bank of Israel for such date). On December 20, 2016, the exchange rate of the NIS to the U.S. dollar was $1.00 = NIS 3.856, as reported by the Bank of Israel.

PRICE RANGE OF OUR ADSs

Our ADSs have been trading on The NASDAQ under the symbol “RDHL” since December 26, 2012.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ADSs on The NASDAQ in U.S. dollars.

	$U.S.
	Price per ADS
	High	Low
Annual
2015	19.79	11.05
2014	19.20	8.03
2013	13.60	8.31

Quarter
2016
Third quarter	16.29	10.80
Second quarter	13.79	10.00
First quarter	12.61	8.21
2015
Fourth quarter	13.72	11.05
Third quarter	18.46	12.16
Second quarter	19.79	14.03
First quarter	15.92	12.52
2014
Fourth quarter	13.40	8.03
Third quarter	17.35	12.14
Second quarter	19.20	14.01
First quarter	14.50	12.38
Most Recent Six Months
December 2016 (through December 20, 2016)	11.43	10.71
November 2016	12.19	10.91
October 2016	14.47	11.92
September 2016	15.24	13.89
August 2016	16.29	14.55
July 2016	13.13	10.80
June 2016	11.17	10.00

On December 20, 2016, the last reported sales price of our ADSs on The NASDAQ was $10.80, per ADS.

DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future.

DESCRIPTION OF WARRANTS WE ARE OFFERING

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the warrant, the form of which will be filed with the SEC by us as an exhibit to a Current Report on Form 6-K in connection with this offering, and the concurrent registered direct offering. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Exercisability. The warrants are exercisable immediately upon issuance and at any time during the following 36 months. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise, together with applicable charges and taxes. Unless otherwise specified in the form of warrant, the holder (together with its affiliates) will not have the right to exercise any portion of the warrant, to the extent that after giving effect to the issuance after exercise, the holder would beneficially own in excess of 4.99% (which may be increased by the holder to up to 9.99%) of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the warrants. If at any time after the 6th month anniversary of the issuance date, a registration statement registering the issuance of the ADSs underlying the warrants under the Securities Act is not then effective or available, the holder may exercise the warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the warrant. No fractional ADSs are to be issued upon the exercise of the warrants. If any fractional share of an ADS would be deliverable upon the exercise of the warrants, we, in lieu of delivering such fractional ADS, shall pay to the exercising holder an amount in cash equal to the closing sale price on the principal market of such fractional ADS on the date of exercise.

Exercise Price. The initial exercise price per ADS purchasable upon exercise of the warrants is equal to $13.33 per full ADS (which may be adjusted as set forth below). In addition to the exercise price per ADS, other applicable charges and taxes are due and payable upon exercise.

Adjustment Provisions. The exercise price and the number of ADSs issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock subdivisions and combinations, reclassifications or similar events affecting our ADSs or ordinary shares.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to the warrant agent, together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the warrants, and we do not intend to apply to list the warrants on any securities exchange or automated quotation system

Fundamental Transaction. If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another person, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of ordinary shares, (4) we effect any reclassification or recapitalization of our ADSs or ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of our outstanding ordinary shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ADSs then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of ADSs or ordinary shares, the holder of warrants does not have rights or privileges of a holder of ADSs or ordinary shares, including any voting rights, until the holder exercises the warrants.

MATERIAL TAX CONSIDERATIONS

Taxation

Israeli Tax Considerations

General

The following is a summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of Ordinary Shares, ADSs and warrants to purchase ADSs of our company.

This discussion does not purport to constitute a complete analysis of all potential tax consequences applicable to investors upon purchasing, owning or disposing of Ordinary Shares, ADSs and warrants to purchase ADSs of our company. In particular, this discussion does not take into account the specific circumstances of any particular investor (such as tax-exempt entities, financial institutions, certain financial companies, broker-dealers, investors that own, directly or indirectly, 10% or more of our outstanding voting rights, all of whom are subject to special tax regimes not covered under this discussion). To the extent that issues discussed herein are based on legislation which has yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such interpretation in the future.

Potential investors are urged to consult their own tax advisors as to the Israeli or other tax consequences of the purchase, ownership and disposition of the Ordinary Shares or ADSs or warrants to purchase ADSs being offered hereby, including, in particular, the effect of any foreign, state or local taxes.

General Corporate Tax Structure in Israel

The Israeli corporate tax rate applicable to Israeli resident companies is 25% in 2016 (to be reduced to 24% in 2017 and 23% in 2018 and thereafter).

Taxation of Shareholders

Capital Gains

Capital gains tax is imposed on the disposal of capital assets by an Israeli resident and on the disposal of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption is available or unless an applicable double tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli Income Tax Ordinance distinguishes between “Real Gain” and the “Inflationary Surplus.” Real Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the Israeli Consumer Price Index between the date of purchase and the date of disposal. Inflationary Surplus is not subject to tax.

Real Gain accrued by individuals on the sale of the Ordinary Shares, ADSs or warrants to purchase ADSs will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control) at the time of sale or at any time during the preceding 12 month period, such gain will be taxed at the rate of 30%.

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income which is 25% in 2016 for corporations (to be reduced to 24% in 2017 and 23% in 2018 and thereafter), and a marginal tax rate of up to 48% in 2016 for individuals (to be reduced to 47% in 2017 and thereafter), not including an excess tax (as discussed below).

Notwithstanding the foregoing, capital gains generated from the sale of our Ordinary Shares or ADSs by a non-Israeli shareholder may be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the Ordinary Shares or ADSs were purchased upon or after the registration of the Ordinary Shares or ADSs on the stock exchange and (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a 25% or more interest in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the Ordinary Shares or ADSs are deemed to be business income.

In addition, the sale of the Ordinary Shares or ADSs may be exempt from Israeli capital gains tax under the provisions of an applicable double tax treaty. For example, the Convention between the Government of the U.S. and the Government of the State of Israel with respect to Taxes on Income (the “U.S.- Israel Double Tax Treaty”) exempts a U.S. resident (for purposes of the treaty) from Israeli capital gains tax in connection with the sale of the Ordinary Shares or ADSs, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the company at any time within the 12 month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel; however, under the U.S-Israel Double Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S-Israel Double Tax Treaty does not relate to U.S. state or local taxes.

In general, the exercise of warrants to purchase ADSs would not be subject to tax in Israel. Capital gains generated from the sale or other disposition of the warrants to purchase ADSs would generally be subject to Israeli tax, however, a non-Israeli resident may be exempt from Israeli tax.

Payers of consideration for the Ordinary Shares, ADSs or warrants to purchase ADSs, including the purchaser, the Israeli stockbroker or the financial institution through which the Ordinary Shares or ADSs are held, are obligated, subject to certain exemptions, to withhold tax upon the sale of Ordinary Shares, ADSs or warrants to purchase ADSs.

Upon the sale of traded securities, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid to the Israeli Tax Authority on January 31 and July 31 of every tax year in respect of sales of traded securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed and no advance payment must be paid. Capital gains are also reportable on annual income tax returns.

Dividends

Dividends distributed by a company to a shareholder who is an Israeli resident individual will be generally subject to income tax at a rate of 25%. However, a 30% tax rate will generally apply if the dividend recipient is a Controlling Shareholder, as defined above, at the time of distribution or at any time during the preceding 12 month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally not be subject to tax provided that the income from which such dividend is distributed, derived or accrued within Israel.

Dividends distributed by an Israeli resident company to a non-Israeli resident (either an individual or a corporation) are generally subject to Israeli withholding tax on the receipt of such dividends at the rate of 25% (30% if the dividend recipient is a Controlling Shareholder at the time of distribution or at any time during the preceding 12 month period). These rates may be reduced under the provisions of an applicable double tax treaty. For example, under the U.S.-Israel Double Tax Treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate under The Law for the Encouragement of Capital Investments, 1959, the tax rate is 15%; and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel.

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year (NIS 810,720 for 2016 and NIS 640,000 for 2017 and thereafter (linked to the Israeli Consumer Price Index), which is approximately $210,249 and $165,975, respectively, based on the representative U.S. dollar – NIS rate of exchange of 3.856 on December 20, 2016), will be subject to an additional tax at the rate of 2% in 2016 (to be increased to 3% in 2017 and thereafter) on his or her taxable income for such tax year that is in excess of such amount. For this purpose, taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares, ADSs and warrants to purchase ADSs (“Warrants”) by U.S. Holders, as defined below. This summary addresses solely U.S. Holders who acquire ADSs and Warrants pursuant to this offering and who hold Ordinary Shares, ADSs or Warrants as applicable, as capital assets for tax purposes. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon representations of the Depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. This summary does not address all U.S. federal income tax matters that may be relevant to a particular holder or all tax considerations that may be relevant with respect to an investment in our Ordinary Shares, ADSs or Warrants.

This summary does not address tax considerations applicable to a holder of our Ordinary Shares, ADSs or Warrants that may be subject to special tax rules including, without limitation, the following:

•	dealers or traders in securities, currencies or notional principal contracts;
•	financial institutions;
•	insurance companies;
•	real estate investment trusts;
•	banks;
•	persons subject to the alternative minimum tax;
•	tax-exempt organizations;
•	traders that have elected mark-to-market accounting;
•	investors that hold Ordinary Shares, ADSs or Warrants as part of a “straddle”, “hedge”, or “conversion transaction” with other investments;
•	regulated investment companies;
•	persons that actually or constructively own 10 percent or more of our voting shares;
•

persons that are treated as partnerships or other pass through entities for U.S. federal income tax purposes and persons who hold Ordinary Shares, ADSs or Warrants through partnerships or other pass through entities; and

•	persons whose functional currency is not the U.S. dollar.

This summary does not address the effect of any U.S. federal taxation other than U.S. federal income taxation. In addition, this summary does not address any state, local, or foreign tax consequences to a holder of our Ordinary Shares, ADSs or Warrants.

You are urged to consult your own tax advisor regarding the foreign and U.S. federal, state, and local and other tax consequences of an investment in our Ordinary Shares, ADSs or Warrants.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of an Ordinary Share, ADSs or Warrants that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S. or any political subdivision thereof;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust (1) if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity that is classified as a partnership for U.S. federal tax purposes holds Ordinary Shares, ADSs or Warrants the U.S. federal tax treatment of its partners will generally depend upon the status of the partners and the activities of the partnership. Entities that are classified as partnerships for U.S. federal tax purposes and persons holding Ordinary Shares, ADSs or Warrants through such entities should consult their own tax advisors.

Allocation of Purchase Price to ADSs and Warrants

For U.S. federal income tax purposes, a U.S. Holder’s acquisition of ADSs and Warrants will be treated as the acquisition of an “investment unit” consisting of one ADS and a warrant to purchase 0.5 of an ADS. The purchase price for each unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by a U.S. Holder. This allocation of the purchase price for each unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the ADS and the Warrant included in each unit. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for a unit.

Taxation of Warrants

Exercise of Warrants

A U.S. Holder will not be required to recognize taxable gain or loss upon the exercise of a Warrant for ADSs, except with respect to cash received in lieu of a fractional ADS. The U.S. Holder’s adjusted tax basis in the ADSs received upon exercise generally will be an amount equal to the sum of the holder’s tax basis in the Warrant plus the exercise price of the Warrant, less any portion of the tax basis attributable to the receipt of cash in lieu of a fractional ADS. Except as provided under the heading “Passive Foreign Investment Companies” below, the holding period for the ADSs received upon exercise of the Warrant will begin on the date of exercise of the Warrant. A U.S. Holder’s receipt of cash in lieu of a fractional ADS will generally be treated as if such U.S. Holder had received the fractional ADS upon exercise of the Warrant and then received such cash in redemption of such ADS. For more information regarding the tax considerations related to the ownership and disposition of our ADSs acquired upon exercise of the Warrant, see the discussion below regarding “Taxation of ADSs.”

Lapse of Warrants

Except as provided under the heading “Passive Foreign Investment Companies” below, if a Warrant is allowed to lapse unexercised, a U.S. Holder will recognize a capital loss in an amount equal to its tax basis in the Warrant. Such loss will be long-term capital loss if the Warrant has been held for more than one year as of the date the Warrant lapsed. The deductibility of capital losses is subject to limitation.

Disposition of Warrants

Except as provided under the heading “Passive Foreign Investment Companies” below, upon the sale, exchange or other disposition of our Warrants, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis in the sold Warrants and the amount realized on the disposition of such Warrants (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale or exchange or other disposition of Warrants will be long-term capital gain or loss if the U.S. Holder has a holding period in the warrants of more than one year at the time of the disposition. The deductibility of capital losses is subject to limitation.

Certain Adjustments to Warrants

Under Section 305 of the Code, an adjustment to the number of ADSs that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our "earnings and profits" or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). For more information regarding the tax considerations related to distributions, see the discussion below regarding “Taxation of ADSs.”

Taxation of ADSs

Exchange of ADSs for Ordinary Shares

In general, if you hold ADSs, you will be treated as the holder of the underlying Ordinary Shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, gain or loss generally will not be recognized if you exchange ADSs for the underlying Ordinary Shares represented by those ADSs.

Distributions

Subject to the discussion under “Passive Foreign Investment Companies” below, the gross amount of any distribution, including the amount of any Israeli taxes withheld from such distribution (see “Israeli Tax Considerations”), actually or constructively received by a U.S. Holder with respect to our Ordinary Shares (or, in the case of ADSs, received by the Depositary) will be taxable to the U.S. Holder as foreign source dividend income to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. The U.S. Holder will not be eligible for any dividends received deduction in respect of the dividends paid by us. Distributions in excess of earnings and profits will be non-taxable to the U.S. Holder to the extent of the U.S. Holder’s adjusted tax basis in its Ordinary Shares or ADSs. Distributions in excess of such adjusted tax basis will generally be taxable to the U.S. Holder as capital gain from the sale or exchange of property as described below under “Sale or Other Disposition of Ordinary Shares or ADSs.” If we do not report to a U.S. Holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

Under the Code, certain dividends received by non-corporate U.S. Holders will be subject to a maximum federal income tax rate of 20%. This reduced income tax rate is only applicable to dividends paid by a “qualified foreign corporation” that is not a PFIC for the year in which the dividend is paid or for the preceding taxable year, and only with respect to Ordinary Shares or ADSs held by a qualified U.S. Holder (i.e., a non-corporate holder) for a minimum holding period (generally 61 days during the 121-day period beginning 60 days before the ex-dividend date). As discussed below, however, we believe we may be a “passive foreign investment company” (see “Passive Foreign Investment Companies” below) for our current taxable year and future taxable years. Accordingly, dividends paid by us to individual U.S. Holders may not be eligible for the reduced income tax rate applicable to qualified dividends. You should consult your own tax advisor regarding the availability of this preferential tax rate under your particular circumstances.

The amount of any distribution paid in a currency other than U.S. dollars (a “foreign currency”), including the amount of any withholding tax thereon, will be included in the gross income of a U.S. Holder in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the exchange rate in effect on the date of the U.S. Holder’s (or, in the case of ADSs, the Depositary’s) receipt of the dividend, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize a foreign currency gain or loss in respect of the dividend. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss.

Subject to certain conditions and limitations, any Israeli taxes withheld on dividends may be creditable against a U.S. Holder’s U.S. federal income tax liability, subject to generally applicable limitations. The rules relating to foreign tax credits and the timing thereof are complex. U.S. Holders should consult their own tax advisors regarding the availability of a foreign tax credit in their particular situation.

Sale or Other Disposition of Ordinary Shares or ADSs

Subject to the discussion under “Passive Foreign Investment Companies” below, if a U.S. Holder sells or otherwise disposes of its Ordinary Shares or ADSs, gain or loss will be recognized for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other disposition and such holder’s adjusted basis in the Ordinary Shares or ADSs. Such gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the holder had held the Ordinary Shares or ADSs for more than one year at the time of the sale or other disposition. Long-term capital gains realized by non-corporate U.S. Holders are generally subject to a preferential U.S. federal income tax rate. In general, gain or loss recognized by a U.S. Holder on the sale or other disposition or our Ordinary Shares or ADSs will be U.S. source gain or loss for purposes of the foreign tax credit limitation. As discussed below in “Passive Foreign Investment Companies,” however, we may be a PFIC for our current taxable year and future taxable years. If we are a PFIC, any such gain will be subject to the PFIC rules, as discussed below, rather than being taxed as a capital gain.

If a U.S. Holder receives foreign currency upon a sale or exchange of Ordinary Shares or ADSs, gain or loss will be recognized in the manner described above under “Distributions.” However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. Holder, the U.S. Holder generally should not be required to recognize any foreign currency gain or loss on such conversion.

As discussed above under the heading “Israeli Tax Considerations-Taxation of Shareholders,” a U.S. Holder who holds Ordinary Shares or ADSs through an Israeli broker or other Israeli intermediary may be subject to Israeli withholding tax on any capital gains recognized on a sale or other disposition of the Ordinary Shares or ADSs if the U.S. Holder does not obtain approval of an exemption from the Israeli Tax Authorities or claim any allowable refunds or reductions. U.S. Holders are advised that any Israeli tax paid under circumstances in which an exemption from (or a refund of or a reduction in) such tax was available will not be creditable for U.S. federal income tax purposes. U.S. Holders are advised to consult their Israeli broker or intermediary regarding the procedures for obtaining an exemption or reduction.

Medicare Tax on Unearned Income

Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on their net investment income, which would include dividends paid on the Ordinary Shares or ADSs and capital gains from the sale or other disposition of the Ordinary Shares or ADSs.

Passive Foreign Investment Companies

Based on the value and composition of our assets, we may be a PFIC for U.S. federal income tax purposes for our current taxable year and future taxable years. A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income, or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, if a non-U.S. corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business and which are received from a person other than a related person.

A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of our Ordinary Shares, our PFIC status will depend in large part on the market price of the Ordinary Shares, which may fluctuate significantly. Based on our retention of a significant amount of cash and cash equivalents, and depending on the market price of our Ordinary Shares, we may be a PFIC for the current taxable year and future taxable years.

If we are a PFIC for any year during which you hold the ADSs, Ordinary Shares or Warrants, we generally will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold the ADSs, Ordinary Shares or Warrants, unless we cease to be a PFIC and you make a “deemed sale” election with respect to the ADSs, Ordinary Shares or Warrants you hold. For this purpose, you will be treated as holding ADS acquired through exercise of a warrant for the period during which the warrant was held. If such election is made, you will be deemed to have sold the ADSs, Ordinary Shares or Warrants you hold at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ADSs, Ordinary Shares or Warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

For each taxable year we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any “excess distribution” you receive and any gain you realize from a sale or other disposition (including a pledge) of the ADSs, Ordinary Shares or Warrants, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs, Ordinary Shares or Warrants will be treated as an excess distribution. Under these special tax rules, if you receive any excess distribution or realize any gain from a sale or other disposition of the ADSs, Ordinary Shares or Warrants:

•	the excess distribution or gain will be allocated ratably over your holding period for the ADSs, Ordinary Shares or Warrants

•	the amount of excess distribution or gain allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, shall be included in gross income (as ordinary income) for the current tax year, and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to

The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs, Ordinary Shares or Warrants cannot be treated as capital, even if you hold the ADSs, Ordinary Shares or Warrants as capital assets.

If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries, if any, are also PFICs, you will be deemed to own your proportionate share of any such lower-tier PFIC, and you may be subject to the rules described in the preceding two paragraphs with respect to the shares of such lower-tier PFICs you would be deemed to own. As a result, you may incur liability for any “excess distribution” described above if we receive a distribution from such lower-tier PFICs or if any shares in such lower-tier PFICs are disposed of (or deemed disposed of). You should consult your own tax advisor regarding the application of the PFIC rules to any of our subsidiaries.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the general tax treatment for PFICs discussed above. If you make a mark-to-market election for the ADSs, you will include in income for each year we are a PFIC an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of your taxable year over your adjusted basis in such ADSs. You are allowed a deduction for the excess, if any, of the adjusted basis of the ADSs over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ADSs included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ADSs to the extent the amount of such loss does not exceed the net mark-to-market gains previously included for the ADSs. Your basis in the ADSs will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except the lower applicable tax rate for qualified dividend income would not apply. If we cease to be a PFIC when you have a mark-to-market election in effect, gain or loss realized by you on the sale of the ADSs will be a capital gain or loss and taxed in the manner described above under “Sale or Other Disposition of Ordinary Shares or ADSs.”

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs are listed on The NASDAQ and, accordingly, provided the ADSs are regularly traded, if you are a holder of ADSs, the mark-to-market election would be available to you if we are a PFIC. Once made, the election cannot be revoked without the consent of the IRS unless the ADSs cease to be marketable stock. If we are a PFIC for any year in which the U.S. Holder owns ADSs but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made. If any of our subsidiaries, if any, are or become PFICs, the mark-to-market election will not be available with respect to the shares of such subsidiaries that are treated as owned by you. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments. The market-to-market election will not be available for warrants. A U.S. Holder should consult its own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

In certain circumstances, a U.S. Holder of stock in a PFIC can make a “qualified electing fund election” to mitigate some of the adverse tax consequences of holding stock in a PFIC by including in income its share of the corporation’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, taking into account the uncertainty as to whether we are currently treated as or may become a PFIC.

YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE IMPACT OF OUR POTENTIAL PFIC STATUS ON YOUR INVESTMENT IN THE ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ADSs AND WARRANTS.

Backup Withholding and Information Reporting

Payments of dividends with respect to Ordinary Shares, ADSs or warrants and the proceeds from the sale, retirement, or other disposition of Ordinary Shares, ADSs or warrants made by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable U.S. Treasury regulations. We, or an agent, a broker, or any paying agent, as the case may be, may be required to withhold tax (backup withholding), currently at the rate of 28%, if a non-corporate U.S. Holder that is not otherwise exempt fails to provide an accurate taxpayer identification number and comply with other IRS requirements concerning information reporting. Certain U.S. Holders (including, among others, corporations and tax-exempt organizations) are not subject to backup withholding. Any amount of backup withholding withheld may be used as a credit against your U.S. federal income tax liability provided that the required information is furnished to the IRS. U.S. Holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, ADSs or warrants, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under ‘‘Passive Foreign Investment Companies,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares, ADSs or warrants may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES, ADSs OR WARRANTS IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting and placement agency agreement, dated December 21, 2016, between us and Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, as the representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of ADSs and warrants shown opposite its name below:

Underwriter	Number of ADSs	Number of warrants
Roth Capital Partners, LLC	2,137,500	1,068,750
Echelon Wealth Partners Inc.	112,500	56,250
Total	2,250,000	1,125,000

Echelon Wealth Partners Inc. is a manager only for Canadian offers and sales to “permitted clients” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

The closing of the concurrent registered direct offering is expected to occur shortly after as the closing of this offering. This offering is not contingent on the closing of the concurrent registered direct offering.

The underwriting and placement agency agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting and placement agency agreement provides that the underwriters will purchase all of the ADSs and warrants if any of them are purchased. If an underwriter defaults, the underwriting and placement agency agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting and placement agency agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering and the concurrent registered direct offering, they currently intend to make a market in the ADSs as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the ADSs, that you will be able to sell any of the ADSs held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the ADSs and warrants subject to their acceptance of the ADSs and warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

One of our directors has agreed to purchase 95,000 ADSs and warrants to purchase 47,500 ADSs in this offering. The underwriters will receive the same underwriting discount on any ADSs and warrants purchased by this person as they will on the other ADSs and warrants sold to the public in this offering.

Commission and Expenses

The underwriters have advised us that they propose to offer the ADSs and warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.3075 per a fixed combination of one ADS and a warrant to purchase 0.5 of an ADS. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $0.1000 per a fixed combination of one ADS and a warrant to purchase 0.5 of an ADS to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs and warrants.

	Per ADS and accompanying warrant		Total
	Without Option to Purchase Additional ADSs and warrants	With Option to Purchase Additional ADSs and warrants	Without Option to Purchase Additional ADSs and warrants	With Option to Purchase Additional ADSs and warrants

Public offering price	$10.250	$10.250	$23,062,500	$26,521,875
Underwriting discounts and commissions	$0.615	$0.615	$1,383,750	$1,591,313
Proceeds to us, before expenses	$9.635	$9.635	$21,678,750	$24,930,562

We estimate that the expenses payable by us in connection with this offering, excluding the underwriting discounts and commissions, are approximately $625,000, which includes $50,000 that we have agreed to reimburse the underwriters for certain fees and expenses incurred by them in connection with this offering, the up to $115,313 in additional fees we may also elect to pay certain of the underwriters based on their efforts and the results of the offering, and the fees we may pay to banks and brokers in non-U.S. jurisdictions described below. In accordance with FINRA Rule 5110 these reimbursed fees and expenses and any additional performance fees are deemed underwriting compensation for this offering.

In addition to the amounts payable to the underwriters, the Company may pay to banks and brokers in non-U.S. jurisdictions who raise capital in connection with this offering in such non-U.S. jurisdictions up to $275,000, an amount equal to 2% to 3% of the amounts raised by such non-U.S. banks and brokers.

Listing

Our ADSs are listed on The NASDAQ Capital Market under the trading symbol “RDHL.” There is no established trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on The NASDAQ, the TASE or any other national securities exchange or any other recognized trading system. Warrant holders are prohibited from listing any warrants on any such exchange or trading system or on any other trading platform.

Stamp Taxes

If you purchase ADSs and warrants offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional ADSs and Warrants

We have granted to the underwriters an option, exercisable for 30 days from the date of the underwriting and placement agency agreement, to purchase, from time to time, in whole or in part, up to an aggregate of 337,500 ADSs and warrants to purchase additional 168,750 ADSs, or any combination thereof, from us at the public offering price if each ADS is purchased in combination with a warrant, otherwise at a price of $10.25 per ADS and $0.005 per warrant, in each case, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional ADSs proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more ADSs than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We, our officers and our directors have agreed, subject to specified exceptions, not to directly or indirectly:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

•	otherwise dispose of any ADSs, ordinary shares, options or warrants to acquire ordinary shares or ADSs, or securities exchangeable or exercisable for or convertible into ordinary shares or ADSs currently or hereafter owned either of record or beneficially, or

•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Roth Capital Partners, LLC.

This restriction terminates after the close of trading of the ADSs and the ordinary shares on and including the 90th day after the date of this prospectus supplement.

Roth Capital Partners, LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of ADSs, Ordinary Shares or warrants prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the ADSs at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our ADSs and warrants to purchase ADSs in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or warrants or purchasing our ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the option to purchase additional ADSs.

“Naked” short sales are sales in excess of the option to purchase additional ADSs and warrants. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ADSs in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of ADSs on behalf of the underwriters for the purpose of fixing or maintaining the price of the ADSs. A syndicate covering transaction is the bid for or the purchase of ADSs on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ADSs originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our ADSs on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ADSs in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ADSs and warrants for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, Roth Capital Partners, LLC is acting as placement agent in connection with the concurrent registered direct offering.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ADSs offered hereby. Any such short positions could adversely affect future trading prices of the ADSs offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO INVESTORS

Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the ADSs and warrants. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the ADSs and warrants and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, the company and the underwriters in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the ADSs and warrants in Canada is being made on a private placement basis only and is exempt from the requirement that the company prepares and files a prospectus under applicable Canadian securities laws. Any resale of ADSs and warrants acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the ADSs and warrants outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the ADSs and warrants will be deemed to have represented to the company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the ADSs and warrants and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the ADSs and warrants or with respect to the eligibility of the ADSs and warrants for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or
•	a “professional investor” within the meaning of section 708(11) (a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the ADSs and warrants issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

•	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;
•	where no consideration is given for the transfer; or
•	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities offered hereby is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Certain matters concerning this offering will be passed upon for us by Haynes and Boone, LLP, New York, New York. The validity of the securities being offered by this prospectus will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Tel Aviv, Israel. Certain legal matters related to the offering will be passed upon for the underwriters by Covington & Burling LLP, New York, New York. Certain legal matters related to the offering concerning Israeli law will be passed upon for the underwriters by Gornitzky & Co., Tel Aviv, Israel. Members of Covington & Burling LLP are the beneficial owner of an aggregate of less than 1.0% of our ordinary shares.

EXPERTS

The financial statements of RedHill Biopharma Ltd. incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and special reports with, and furnish other information to, the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC, including any exhibits and schedules, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on this public reference room. In addition, the SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. You may access the SEC's website at http://www.sec.gov. These SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services.

This prospectus supplement is part of the registration statement on Form F-3 filed with the SEC in connection with this offering and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	the description of our Ordinary Shares contained in our Registration Statement on Form 20-F filed with the SEC on December 26, 2012;

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016; and

•

Current Reports on Form 6-K filed on March 1, 2016, March 8, 2016, March 9, 2016, March 10, 2016, March 28, 2016, March 29, 2016, March 31, 2016, April 11, 2016, April 13, 2016, April 18, 2016, April 19, 2016, April 20, 2016, April 25, 2016, May 4, 2016,  May 31, 2016, June 8, 2016, June 15, 2016, June 20, 2016, June 21, 2016, June 22, 2016, July 5, 2016, July 13, 2016, July 19, 2016, July 21, 2016, July 26, 2016, August 1, 2016, August 11, 2016, August 29, 2016, September 8, 2016, September 12, 2016, September 21, 2016, October 5, 2016, October 6, 2016 (2), October 18, 2016, November 1, 2016, November 2, 2016, November 3, 2016, November 10, 2016, November 14, 2016, November 21, 2016, December 12, 2016, December 13, 2016, December 14, 2016, December 19, 2016 and December 20, 2016.

In addition, any reports on Form 6-K submitted to the SEC prior to the termination of the offering that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to RedHill Biopharma Ltd., 21 Ha'arba'a Street, Tel Aviv 6473921, Israel, Attn: Micha Ben Chorin, telephone number +972 (3) 541-3131. You may also obtain information about us by visiting our website at www.redhillbio.com. Information contained in our website is not part of this prospectus supplement.

PROSPECTUS

$120,000,000 of

American Depositary Shares representing Ordinary Shares,

Ordinary Shares,

Warrants to Purchase American Depositary Shares,

Subscription Rights and/or Units

Offered by the Company

REDHILL BIOPHARMA LTD.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares ("ADSs"), ordinary shares, warrants, subscription rights and/or units consisting of two or more of these classes or series of securities. Each ADS represents 10 ordinary shares.

We refer to the ADSs, ordinary shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market or Tel Aviv Stock Exchange (the "TASE"), as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the TASE, and our ADSs are traded on the Nasdaq Capital Market under the symbol “RDHL.” The last reported sale price for our ADSs on February 24, 2016 as quoted on the Nasdaq Capital Market was $9.38 per ADS, and the last reported sale price for our ordinary shares on February 24, 2016 as quoted on the TASE was NIS 3.68 per share, or $0.94 per share (based on the exchange rate reported by the Bank of Israel for such date).

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2016

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $120,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

REDHILL BIOPHARMA LTD.

Overview

Our legal and commercial name is RedHill Biopharma Ltd. We were incorporated on August 3, 2009 and were registered as a private company limited by shares under the laws of the State of Israel. Our ordinary shares are traded on TASE under the symbol “RDHL” and our ADSs are traded on the Nasdaq Capital Market under the symbol "RDHL". Each ADS represents 10 ordinary shares.

We are an emerging biopharmaceutical company focused primarily on the development and acquisition of late clinical-stage, proprietary, orally administered, small molecule drugs for the treatment of inflammatory and gastrointestinal diseases, including cancer. In particular, we acquire or in-license and develop patent-protected new formulations and combinations of existing drugs in advanced stages of development.

Depending on the specific development program, our therapeutic candidates are designed to provide improvements over existing drugs by improving their safety profile, reducing side effects, lowering the number of administrations, using a more convenient administration form, providing a cost advantage and/or exhibiting greater efficacy. Where applicable, we intend to seek U.S. Food and Drug Administration approval for the commercialization of certain of our therapeutic candidates through the alternative Section 505(b)(2) regulatory path under the Federal Food, Drug, and Cosmetic Act of 1938, as amended, and in corresponding regulatory paths in other foreign jurisdictions.

Our current pipeline consists of nine late clinical development therapeutic candidates, including one therapeutic candidate (RP101) for which we have an option to acquire. Our current product pipeline includes: (i) RHB-105 - an oral combination therapy for the treatment of Helicobacter pylori infection with successful top-line results from a first Phase III study; (ii) RHB-104 - an oral combination therapy for the treatment of Crohn's disease with an ongoing first Phase III study; (iii) BEKINDA® (RHB-102) - a once-daily oral pill formulation of ondansetron with an ongoing Phase III study in the U.S. for acute gastroenteritis and gastritis; (iv) RHB-106 - an encapsulated bowel preparation licensed to Salix Pharmaceuticals, Ltd.; (v) YELIVA® (ABC294640) - an orally-administered first-in-class SK2 selective inhibitor targeting multiple oncology, inflammatory and gastrointestinal indications with a Phase I/II study initiated for refractory/relapsed diffuse large B-cell lymphoma (DLBCL); (vi) MESUPRON - a Phase II-stage first-in-class uPA inhibitor, administered by oral capsule, targeting gastrointestinal and other solid tumors; (vii) RP101 - currently subject to an option-to-acquire by RedHill, RP101 is a Phase II-stage first-in-class Hsp27 inhibitor, administered by oral tablet, targeting pancreatic and other gastrointestinal cancers; (viii) RIZAPORT® (RHB-103) - an oral thin film formulation of rizatriptan for acute migraines, with a U.S. NDA currently under discussion with the FDA and marketing authorization received in Germany in October 2015; and (ix) RHB-101 - a once-daily oral pill formulation of the cardio drug carvedilol.

We generate our pipeline of therapeutic candidates by identifying, rigorously validating and in-licensing or acquiring products that are consistent with our products strategy and that we believe exhibit a relatively high probability of therapeutic and commercial success. With the exception of Rizaport® which was approved for marketing in Germany, our therapeutic candidates have not yet been approved for marketing and, to date, there have been no meaningful sales. We intend to commercialize our therapeutic candidates through licensing and other commercialization arrangements with pharmaceutical companies on a global and territorial basis. We may also evaluate, on a case by case basis, co-development and similar arrangements and the independent commercialization of our therapeutic candidates in the U.S.

Corporate Information

Our principal executive offices are located at 21 Ha’arba’a Street, Tel Aviv, Israel and our telephone number is +972 (3) 541-3131. Our web site address is http://www.redhillbio.com. The information on our web site does not constitute part of this prospectus. Our registered agent in the United States is Puglisi & Associates. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark Delaware 19715.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption "Item 3: Key Information- Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2015, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares (directly or in the form of ADSs) to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, statements that are forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. We caution you that any forward-looking statements presented in this prospectus or any prospectus supplement, or which management may make orally or in writing from time to time, are based on management’s beliefs and assumptions made by, and information currently available to, management. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. These statements are not guarantees of future performance, are based on certain assumptions and our current and best understanding of the regulatory status and are subject to various known and unknown risks and uncertainties, many of which are beyond our control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with:

•	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;

•	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

•	our receipt of regulatory clarity and approvals for our therapeutic candidates, and the timing of other regulatory filings and approvals;

•	the research, manufacturing, clinical development, commercialization and market acceptance of our therapeutic candidates;

•	our ability to establish and maintain corporate collaborations;

•	our ability to acquire products approved for marketing in the U.S. that achieve commercial success and build our own marketing and commercialization capabilities;

•	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in research, manufacturing, preclinical studies or clinical trials;

•	the implementation of our business model, strategic plans for our business and therapeutic candidates;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing upon the intellectual property rights of others;

•	estimates of our expenses, future revenues, capital requirements and our need for additional financing;

•	competitive companies, technologies and our industry; and

•	the impact of the political and security situation in Israel on our business.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

CAPITALIZATION

The table below sets forth our total capitalization as of December 31, 2015. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.

As of December 31, 2015
Actual
(in thousands)

Total debt (1)	$6,751
Ordinary shares, par value NIS 0.01 per share	343
Additional paid-in capital	120,621
Warrants	1,057
Accumulated deficit	(61,944)
Total shareholders’ equity	60,077
Total capitalization	$66,828

(1)	Represents $5,514 thousand under current liabilities, mainly accounts payable and accrued expenses.

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been trading on the TASE under the symbol "RDHL" since February 3, 2011. Prior to that date, there was no public market for our ordinary shares. U.S. dollar per ordinary share amounts are calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel. The following table lists the high and low closing prices for our ordinary shares for the periods indicated as reported by the TASE.

	NIS		$U.S.
	Price per Ordinary Share		Price per Ordinary Share
Annual	High	Low	High	Low
2015	7.80	4.34	2.03	1.12
2014	6.80	3.00	1.96	0.78
2013	4.29	3.23	1.15	0.92
2012	4.19	1.71	1.08	0.45
2011 (beginning on February 3, 2011)	3.80	1.82	1.05	0.49

Quarter
2015
Fourth quarter	5.42	4.34	1.39	1.12
Third quarter	7.10	4.62	1.88	1.19
Second quarter	7.80	5.52	2.03	1.41
First quarter	6.16	4.89	1.57	1.26
2014
Fourth quarter	5.38	3.00	1.38	0.78
Third quarter	5.89	4.18	1.72	1.20
Second quarter	6.80	4.80	1.96	1.39
First quarter	5.04	3.96	1.44	1.14

Most Recent Six Months
February 2016 (through February 22, 2016)	3.88	3.32	0.98	0.86
January 2016	5.14	3.86	1.32	0.97
December 2015	5.01	4.56	1.29	1.17
November 2015	5.42	4.34	1.39	1.12
October 2015	5.19	4.57	1.34	1.18
September 2015	5.91	5.00	1.53	1.27
August 2015	5.65	4.62	1.50	1.19

On February 22, 2016, the last reported sales price of our ordinary shares on the TASE was NIS 3.73 per share, or $0.95 per share (based on the exchange rate reported by the Bank of Israel for such date).  On February 22, 2016 the exchange rate of the NIS to the U.S. dollar was $1.00 = NIS 3.907, as reported by the Bank of Israel.

PRICE RANGE OF OUR ADSs

Our ADSs have been trading on the Nasdaq Capital Market under the symbol “RDHL” since December 27, 2012.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ADSs on the Nasdaq Capital Market in U.S. dollars.

	$U.S.
	Price per ADS
	High	Low
Annual
2015	19.79	11.05
2014	19.20	8.03
2013	13.60	8.31

Quarter
2015
Fourth quarter	13.72	11.05
Third quarter	18.46	12.16
Second quarter	19.79	14.03
First quarter	15.92	12.52
2014
Fourth quarter	13.40	8.03
Third quarter	17.35	12.14
Second quarter	19.20	14.01
First quarter	14.50	12.38

Most Recent Six Months
February 2016 (through February 22, 2016)	9.43	8.21
January 2016	12.61	9.75
December 2015	12.90	11.64
November 2015	13.70	11.05
October 2015	13.72	11.31
September 2015	15.28	12.78
August 2015	14.63	12.16

On February 22, 2016, the last reported sales price of our ADSs on the Nasdaq Capital Market was $9.37 per ADS.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development related purposes in connection with our therapeutic candidates, and for potential acquisitions.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares, par value NIS 0.01 per share, can be found in Item 10B of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

A description of our ADSs, each of which represents 10 of our ordinary shares, can be found in Item 12 of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADS and/or ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli and United States federal income tax consequences;

•	the anti dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 11. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 11. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

The financial statements of RedHill Biopharma Ltd. incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-35464). These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Registration Statement on Form 20-F filed with the SEC on December 26, 2012; and

•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2015, filed with the SEC on February 25, 2016

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to RedHill Biopharma Ltd., 21 Ha'arba'a Street, Tel Aviv 64739, Israel, Attn: Dror Ben-Asher, telephone number +972 (3) 541-3131. You may also obtain information about us by visiting our website at www.redhillbio.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$7,943.83
Legal fees and expenses	10,000
Accountants fees and expenses	2,000
Miscellaneous	1,000
Total	$20,943.83

2,250,000 American Depositary Shares Representing 22,500,000 Ordinary Shares

Warrants to Purchase 1,125,000 American Depositary Shares

RedHill Biopharma Ltd.

___________________________________

PROSPECTUS SUPPLEMENT

___________________________________

Sole Book-Running Manager

Roth Capital Partners

Canadian Manager

Echelon Wealth Partners

December 21, 2016